Exhibit 10.2

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: M. Scott Cooper, Esq. Sidley Austin LLP 555 West Fifth Street 40th Floor Los Angeles, CA 90013

DEED OF TRUST, SECURITY AGREEMENT AND

FIXTURE FILING

BY

KILROY REALTY 303, LLC,

a Delaware limited liability company,

as Trustor

TO

CHICAGO TITLE INSURANCE COMPANY,

a Missouri corporation

as Trustee

for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Beneficiary

January 12, 2011

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DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: January 12, 2011
Note: The promissory note dated as of the Execution Date made by Trustor to the order of Beneficiary in the principal amount of $135,000,000.

Beneficiary & Address:

Metropolitan Life Insurance Company,

a New York corporation

10 Park Avenue

Morristown, New Jersey 07962

Attention: Senior Vice President

Real Estate Investments

and:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 94105

Attention: Vice President

Trustor & Address:

KILROY REALTY 303, LLC,

a Delaware limited liability company

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Corporate Finance

With a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention: Glen B. Collyer

Trustee:

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CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation
Liable Party & Address: Kilroy Realty, L.P., a Delaware limited partnership 12200 W. Olympic Boulevard, Suite 200 Los Angeles, California 90064
County and State (in which the Property is located): San Francisco County, State of California
Use: A 734,035 square foot office complex comprised of two office towers with no less than 343 parking stalls.
Insurance: Property Program: (limits/sublimits for each type of coverage must be indicated as part of evidence of insurance provided).
All Risk	Full Replacement Cost
All Risk Deductible	not more than $250,000
Loss of Rents/Business Income	not less than 24 months
Extended Period of Indemnity (“EPI”)	not less than 12 months
Boiler & Machinery	Full Replacement Cost of applicable equipment
Ordinance and Law	Full Replacement Cost for coverage for loss to undamaged portions of the Improvements, and not less than $30,000,000 for demolition cost and increased cost of construction
Windstorm	Full Replacement Cost plus loss of rents and EPI as above and subject to deductibles of not more than 3 percent of total insurable value.
Terrorism	Full Replacement Cost
Earthquake	Required for UBC Zones 3 and 4 in an amount approved by Beneficiary plus loss of Rents and EPI and subject to deductibles of not more than 5 percent of total insurable value.
Flood	Required except for Flood Zones B, C or X - Replacement Cost or FEMA max
Liability Program: (“occurrence” form with combined single limits as set forth below):
General Liability	$50,000,000 total coverage
Auto Liability	$1,000,000 owned/hired/non-owned
Workers Compensation:	Statutory

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Employer’s Liability: disease in the aggregate	$1,000,000 per accident/per disease/per employee and per
Other:
Other insurance as may be reasonably required by Beneficiary against other insurable hazards. Requirements for insurance are set forth more particularly in Article III
Address for Insurance Notification:
Metropolitan Life Insurance Company Its affiliates and/or successors and assigns 10 Park Avenue Morristown, New Jersey 07962 Attn: Real Estate Investments Insurance Manager

Loan Documents: The Note, this Deed of Trust and any other documents related to the Note and/or this Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents.

Indemnity Agreement or Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor in favor of Lender.

Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party.

Bottom Dollar Agreement: Guaranty and Contribution Agreement dated as of the Execution Date by Kilroy Industries, John B. Kilroy, Sr., John B. Kilroy, Jr., Susan Hahn, Dana Pantuso, Anne Kilroy and Patrice Kilroy

The Indemnity Agreement , the Guaranty, and the Bottom Dollar Agreement are not Loan Documents. The Indemnity Agreement and the Guaranty, as it relates to the obligations under the Indemnity Agreement, shall survive repayment of the Loan, and both shall survive any other termination of the Loan Documents.

This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Trustor to Trustee for the benefit of Beneficiary with reference to the following Recitals:

RECITALS

A. This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary to Trustor or otherwise in accordance with the Loan Documents, and any other amounts required to be paid by Trustor under any of the Loan Documents, (collectively, the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents.

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B. Trustor makes the following covenants and agreements for the benefit of Beneficiary or any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, “Beneficiary”) and Trustee.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:

ARTICLE I

GRANT OF SECURITY

Section 1.01 REAL PROPERTY GRANT. Trustor irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1) that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to such real property, and the reversion(s), remainder(s), and claims of Trustor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting such real property (collectively, the “Land”);

(2) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(3) all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Trustor, any advance payment of real estate taxes or assessments, or insurance premiums made by Trustor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Trustor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(4) all damages, payments and revenue of every kind that Trustor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

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(5) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(6) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(7) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

Section 1.02 PERSONAL PROPERTY GRANT. Trustor irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s right, title and interest in the following personal property, whether now owned or existing or hereafter acquired or arising, which is collectively referred to as “Personal Property”:

(1) any portion of the Real Property which may be personal property (other than proprietary software systems not owned by Trustor or any of its Affiliates), and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(2) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others and all documents of membership in any owner’s association or similar group;

(3) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor relating to the plans and specifications or to the construction of the Improvements;

(4) all equipment, machinery, fixtures, goods, accounts, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper (including without limitation all monies, instruments, and general intangibles now or hereafter delivered to Beneficiary comprising any escrow, reserve or other security), and all earnings on, substitutions for, replacements of, and additions to, any of the foregoing;

(5) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

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(6) all proceeds of any of he foregoing, including without limitation all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.03 CONDITIONS TO GRANT. If Trustor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State of California.

ARTICLE II

TRUSTOR COVENANTS

Section 2.01 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a) Trustor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other entity or person.

(b) Trustor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c) Trustor represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Trustor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d) Trustor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Trustor and constitute valid and binding obligations of Trustor which are enforceable in accordance with their terms.

Section 2.02 PERFORMANCE BY TRUSTOR. Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

Section 2.03 WARRANTY OF TITLE.

(a) Trustor warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 of the title insurance policy or policies which have been

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approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.

(b) Trustor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons claiming any interest in the Property, other than Permitted Exceptions.

Section 2.04 TAXES, LIENS AND OTHER CHARGES.

(a) Unless otherwise paid to Beneficiary as provided in Section 2.05, Trustor shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than 15 days before the dates on which the particular Imposition would become delinquent and Trustor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. If Trustor elects by appropriate legal action to contest any Imposition, Trustor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Trustor deposits this sum with Beneficiary, Trustor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Trustor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.01) that is continuing, the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Trustor.

(b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and such law or change in law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.06 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.05 ESCROW DEPOSITS. Without limiting the effect of Section 2.04 and Section 3.01, Trustor shall begin making monthly deposits to Beneficiary for Impositions and for the premiums for the insurance policies required under this Deed of Trust (“Premiums”) upon the occurrence of any of the following: (i) a Cash Management Period (as defined in Section 2.10) shall be in effect, (ii) there is an Event of Default that has occurred and is continuing or a default which remains uncured after the expiration of any applicable grace or notice and cure period under the Loan Documents, the Indemnity Agreement or any Guaranty; (iii) Trustor no longer owns the Property; (iv) there has been

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a change in the Trustor or in the general partners or members, as applicable, of Trustor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor, except as permitted by and subject to the terms and conditions of Subsection 10.01(b) and 10.01(c)(1); (v) such deposits are required in connection with a securitization or participation of the Loan; or (vi) on or before the 15th day before the date on which any Premium would become delinquent, Trustor fails to furnish to Beneficiary receipts for the payment of such Premium or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy. If any of the foregoing enumerated conditions shall occur, then irrespective of whether the same shall be cured, and irrespective of whether any transfer referred to in clauses (iii) or (iv) may be approved by Beneficiary, Trustor shall pay to Beneficiary monthly on the same date the Monthly Installment is payable under the Note, an amount equal to 1/12th of the amounts that Beneficiary reasonably estimates are necessary to pay, on an annualized basis, all Impositions and Premiums until such time each year as Trustor has deposited an amount equal to the annual charges for these items, and on demand from time to time, Trustor shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions (except that if none of said enumerated conditions shall have occurred except only under clause (vi), then the monthly deposits and additional amounts shall be for Premiums only and not for Impositions). Beneficiary shall pay such Premiums and/or Impositions, as applicable, from funds that have been deposited for the same in accordance with this Section, provided that (i) no Event of Default has occurred and is continuing, (ii) Trustor will furnish to Beneficiary bills for Impositions and Premiums 30 days before such Impositions become delinquent and 30 days before such Premiums become due, and (iii) sufficient funds are held by Beneficiary under this Section (including any voluntary payments from Trustor that are clearly identified for such purposes and are paid to Beneficiary when no Event of Default exists and all other amounts then due under the Loan Documents have been paid) for such payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary without any requirement to pay interest to Trustor on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.05 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited.

Section 2.06 CARE AND USE OF THE PROPERTY.

(a) Trustor represents and warrants to Beneficiary as follows:

(i) All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii) The Improvements and their Use comply in all material respects with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Trustor shall at all times comply in all material respects with all present or future Requirements affecting or relating to the Property and/or the Use. Trustor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Trustor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the

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Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii) Trustor has complied in all material respects with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Trustor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Trustor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv) Trustor shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements (other than for tenant improvements, routine replacement, maintenance and upgrades, and similar work in the ordinary course of Trustor’s business) without the prior written consent of Beneficiary.

(v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.

(vi) Construction of the Improvements on the Property is complete.

(vii) The Property is in good repair and condition, free of any material damage.

(b) Beneficiary shall have the right, at any time and from time to time (but not more frequently than once per year, absent Beneficiary’s good faith cause for concern) on reasonable advance notice during normal business hours, to enter the Property in order to ascertain Trustor’s compliance with the Loan Documents, and in a reasonable manner to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants (subject to such tenants’ rights under their Leases). Trustor shall cooperate with Beneficiary performing these inspections. Beneficiary’s rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time. Trustor shall pay all costs incurred by Beneficiary in connection with any such inspections, except as may otherwise be provided in such Section 2929.5.

(c) Trustor shall use, or cause to be used, the Property continuously for the Use. Trustor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Trustor shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Deed of Trust and Trustor shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d) Without the prior written consent of Beneficiary, Trustor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any

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variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

Section 2.07 COLLATERAL SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.

Section 2.08 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a) Trustor shall immediately notify Beneficiary of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively, “Actions”). Trustor shall appear in and defend any Actions.

(b) Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions or other proceedings and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.06 hereof.

Section 2.09 LIENS AND ENCUMBRANCES.

(a) General Prohibition against Liens. Without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Exceptions, Trustor shall not create, place or allow to remain any Lien encumbering the Property or any portion thereof. If any Lien (other than Permitted Exceptions) shall be recorded against or otherwise encumber the Property or any portion thereof, then Trustor shall obtain a discharge and release of such Lien within 15 days after receipt of notice of its existence, except to the extent that such discharge and release is not required by reason of Trustor’s satisfaction of the applicable conditions in Subsection 2.09(b) below. “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, including conditional sales or other title retention agreements (or any lease in the nature of the same), mechanic liens, stop notice or other claim against Loan funds or funds held in reserves, tax liens or assessment liens, or any agreement to give any of the same, in each case regardless of whether or not they are subordinate to the lien created by this Deed of Trust.

(b) Right to Contest Impositions and Lien Claims. Trustor shall not be required to pay or remove, or to obtain the discharge and release of, any Imposition or Lien Claim so long as the following criteria (the “Lien Contest Criteria”) shall be satisfied as to the same: (i) Trustor shall contest in good faith the validity, applicability or amount of the Imposition or Lien Claim by an appropriate legal proceeding which operates to prevent the collection of the secured amounts and the sale of the Property or any portion thereof, and (ii) prior to the date on which such Imposition or Lien

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Claim would otherwise have become delinquent, Trustor shall give Beneficiary written notice of its intent to contest said Imposition or Lien Claim, and (iii) Trustor either shall comply with the Statutory Bond Criteria set forth below if applicable, or shall deposit with Beneficiary funds in an amount determined by Beneficiary to be at least 115 percent of the total of the balance of such Imposition or Lien Claim then remaining unpaid, including all interest, penalties, costs and charges having accrued or accumulated thereon and anticipated to accrue thereon in the future through the 180th day after the anticipated resolution date, all as reasonably determined by Beneficiary (and if Beneficiary shall revise its estimated resolution date of become aware of additional accruals or anticipated accruals, Trustor shall deposit such additional amount as Beneficiary reasonably requests consistent with the foregoing criteria), (iv) in Beneficiary’s reasonable judgment, no risk of sale, forfeiture or loss of any interest in the Property or any part thereof within 180 days arises at any time, (v) no Event of Default shall occur at any time during such contest, (vi) such contest shall be based on bona fide claims or defenses, (vii) Trustor shall prosecute any such contest with due diligence, (viii) Trustor shall promptly pay the amount of such Imposition or Lien Claim as finally determined, together with all interest and penalties payable in connection therewith, and (ix) such Lien Claim shall not be secured by any mortgage, deed of trust or security agreement that shall have been executed by Trustor or any of its Affiliates. Anything to the contrary notwithstanding, Beneficiary shall have full power and authority, but no obligation, to advance funds or to apply any amount deposited with Beneficiary under this provision to the payment of any unpaid Imposition or Lien Claim at any time if an Event of Default shall occur, or if Beneficiary reasonably determines that a risk of sale, forfeiture or loss of any interest in the Property or any part thereof within 180 days has arisen. Trustor shall reimburse Beneficiary on demand for all such advances, together with interest thereon at the same rate that is then applicable to principal outstanding under the Note from time to time. Any surplus of deposited funds retained by Beneficiary after payment of the Imposition or Lien Claim for which a deposit was made shall be promptly repaid to Trustor unless an Event of Default shall have occurred and be continuing. Any amount deposited with Beneficiary pursuant to this provision shall be additional security for the Secured Obligations. Beneficiary shall not be obligated to pay any interest or other return on such funds, and such funds may be commingled with other funds of Beneficiary. “Lien Claim” means any claim or obligation that is secured or claimed to be secured by any Lien. The “Statutory Bond Criteria” will be deemed satisfied if (i) by statute in the jurisdiction where the Property is located, a bond may be given as security for the particular form of Imposition or Lien Claim in question, with the effect that the Property shall be forever released from any Lien securing such Imposition or Lien Claim, and (ii) Trustor shall cause such a bond to be issued, and Trustor shall comply with all other requirements of law such that the Property shall be forever released from such Lien, and (iii) Trustor shall provide to Beneficiary such evidence of the foregoing as Beneficiary may reasonably request.

Section 2.10 CASH MANAGEMENT IMPLEMENTED BASED ON KRC FINANCIAL TESTS.

(a) Certain Definitions.

“Cash Management Agreement” means an agreement in form and substance satisfactory to Beneficiary in its sole and absolute discretion, based substantially on the form attached hereto as Exhibit C.

A “Cash Management Period” shall commence upon written notice given by Beneficiary to Trustor at any time after any KRC Financial Test is not satisfied as of any calendar

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year end, or if Kilroy Realty Corporation, a Maryland corporation (“KRC”) does not timely file (within the Securities and Exchange Commission’s time requirements) an 8-K for any calendar quarter or does not include a Supplemental Financial Report with any such filing, or if any such Supplemental Financial Report shall not state the results of any of the KRC Financial Tests (or in the case of the Tangible Net Worth test, shall not state data from which the results of such test shall be readily ascertainable); and a Cash Management Period shall end when (1)(a) the KRC Financial Tests have been satisfied for two consecutive calendar quarters occurring after commencement of the Cash Management Period as shown on the Supplemental Financial Report furnished in connection with KRC’s filing of Form 8-K with the Securities and Exchange Commission at the end of each such calendar quarter, or (b) only as to any Cash Management Period that exists solely because a Supplemental Financial Report was not submitted with any 8-K filing or because any such Supplemental Financial Report did not state the results of any of the KRC Financial Tests (or in the case of the Tangible Net Worth test, did not state data from which the results of such test shall be readily ascertainable), such Cash Management Period shall qualify for termination when KRC has filed a Form 8-K containing a Supplemental Financial Report showing that the KRC Financial Tests have been satisfied for the calendar year containing the quarter to which the unfiled or incomplete report pertained, and (2) Trustor shall submit a written request to Beneficiary for such termination, and Beneficiary shall confirm that the requirements in clause (1)(a) or (1)(b), as applicable, have been satisfied. After termination of a Cash Management Period, additional Cash Management Periods may commence, and end if applicable, in accordance with the foregoing criteria.

The “KRC Financial Tests” are the financial measures for KRC identified in italics below. The KRC Financial Tests will be deemed “satisfied” as of the end of any calendar year, or after the commencement of a Cash Management Period, any applicable calendar quarter if the percentages and amounts specified below for the respective italicized tests are then maintained, in each case as reported or disclosed in the Supplemental Financial Report furnished in connection with KRC’s filing of Form 8-K with the U.S. Securities and Exchange Commission at the end of such period.

Total debt/total asset value: less than 60%

Interest coverage: greater than 1.5x

Secured debt/total assets: less than 40%

Unencumbered asset pool value to unsecured debt: equal to or greater than 150%

Tangible Net Worth (the difference obtained by subtracting KRC’s total debt from gross undepreciated asset value): equal to or greater than $1.2 Billion

It shall be acceptable to Lender if any or all Supplemental Financial Reports do not directly state the results of the Tangible Net Worth test, provided that such results of such test shall be readily ascertainable from data that is stated in such Reports.

(b) Cash Management Agreement. If a Cash Management Period shall have commenced, then within 30 days after written notice from Beneficiary, (i) Trustor shall execute and deliver the Cash Management Agreement, and (ii) Trustor shall do all things required by Beneficiary in its sole and absolute discretion to implement the cash management system contemplated in the Cash Management Agreement, including that within said 30-day period after such notice Trustor shall

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cause the lock box to be set up and the collection and cash management bank accounts required in connection with the cash management system to be opened with banks satisfactory to Beneficiary, and shall execute and deliver such agreements as shall be required by the applicable banks, and shall execute and shall deliver to the tenant under each Lease a written direction to pay its Rent directly to such account as shall be designated by Beneficiary. The Cash Management Agreement shall remain in effect at all times after its execution and delivery until it shall terminate in accordance with its express terms. The Cash Management Agreement shall constitute a “Loan Document.” From and after such time as Trustor is required to execute and deliver the Cash Management Agreement, if any conflict shall exist between the Cash Management Agreement and any provision of this Deed of Trust, the Cash Management Agreement shall control. Trustor stipulates and agrees that the sole and absolute discretion of Beneficiary is the bargained-for appropriate standard for determinations under the definition of Cash Management Agreement and under this Subsection 2.10(b). Trustor could have avoided the uncertainty and the possibility of having unattractive obligations that may be the consequence of agreeing to such standard, in that Trustor has been given the opportunity to review and negotiate the form of Cash Management Agreement and the specifics of the requirements to implement the cash management system thereunder prior to funding of the Loan, and Trustor has elected not to incur the time and expense of such review and negotiations. Trustor is satisfied with such choice and its consequences. Trustor has informed Beneficiary that it has not reviewed the document attached hereto as Exhibit C.

ARTICLE III

INSURANCE

Section 3.01 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a) During the term of this Deed of Trust, Trustor at its sole cost and expense must provide insurance policies and certificates of insurance for the types of insurance described below all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse. Trustor shall be responsible for its own deductibles. Trustor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Trustor requires for its own protection or for compliance with government statutes. Trustor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Subsection 3.01 (d) hereof.

Policies of insurance shall be delivered to Beneficiary in accordance with the following requirements:

(1) Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Form,” in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000; and (iv) containing Ordinance or Law Coverage, Operation of Building Laws,

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Demolition Costs and Increased Cost of Construction in an amount of Full Replacement Cost for coverage for loss to undamaged portions of the Improvements, and not less than $30,000,000 for demolition cost and increased cost of construction, or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Trustor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts with customary liability exclusions; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.

(3) Business Income insurance in an amount sufficient to prevent Trustor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover 24 months’ “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of 12 months. The amount of such insurance shall be increased from time to time during the terms of this Deed of Trust as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income form occupancy the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Trustor, (iii) the fair market rental value of any portion of the Property which is occupied by Trustor, and (iv) any other amounts payable to Trustor or to any affiliate of Trustor pursuant to leases.

(4) If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Trustor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) “Full Replacement Cost” or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

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(5) During the period of any construction or renovation or alteration of the Improvements, unless otherwise covered under existing insurance policies, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

(6) Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7) Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(8) Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary.

(9) Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Trustor, Trustor’s employees or Trustor’s agents in connection with the Property.

(10) Such other insurance (i) as may from time to time be required by Beneficiary to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in Subsections (a) (1) through (a) (9) of this Section 3.01 and (ii) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, earthquake, environmental, sinkhole and mine subsidence.

(b) Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:

(1) The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5), (a)(7) and (a)(8) of this Section 3.01, and any other property or casualty policy obtained by Borrower, shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement.

(2) The insurance policies referenced in Sections 3.01 (a)(2) and 3.01 (a)(9), and any other liability policy obtained by Borrower, shall name Beneficiary as an additional insured.

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(3) For all of the policies in Section 3.01, Borrower and/or the insurance carrier shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.

(c) All the insurance companies must be authorized to do business in the State and be approved by Beneficiary in the good faith exercise of its discretion. The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. So called “Cut-through” endorsements shall not be permitted. If there are any Securities (as defined in Section 12.01) issued with respect to this Loan which have been assigned a rating by a credit rating agency approved by Beneficiary (a “Rating Agency”), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.

(d) Certified and/or digital copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If Trustor fails to obtain or maintain insurance policies and coverages as required by this Section 3.01 (“Required Insurance”) then Beneficiary shall have the right but shall not have the obligation immediately to procure any Required Insurance at Trustor’s cost.

(e) Trustor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Subsection 3.01 (a). Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.01 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of Trustor to maintain the insurance required under this Article III shall not constitute a waiver of Trustor’s obligation to fulfill these requirements.

(f) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

Section 3.02 ADJUSTMENT OF CLAIMS. Provided that no Event of Default has occurred and is continuing, Trustor may settle, adjust or compromise any claim for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction, (i) with prior written notice to but without the necessity of approval by Beneficiary, if the aggregate loss to which such claim pertains is less than $1,000,000 as reasonably determined by Beneficiary, and (ii) subject to Beneficiary’s prior written consent, which shall not be unreasonably withheld or delayed, if such aggregate loss as reasonably determined by Beneficiary is greater than $1,000,000 and less than $2,000,000. Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any such claim (a) if such aggregate loss as reasonably determined by Beneficiary is $2,000,000 or greater, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage,

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loss or destruction, or (b) if an Event of Default has occurred and is continuing, regardless of the amount of such loss.

Section 3.03 ASSIGNMENT TO BENEFICIARY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.

ARTICLE IV

BOOKS, RECORDS AND ACCOUNTS

Section 4.01 BOOKS AND RECORDS. Trustor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods reasonably acceptable to Beneficiary, consistently applied and furnish to Beneficiary:

(a) quarterly rent rolls signed and dated by Trustor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.02) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, which shall be delivered not later than the dates on which the quarterly operating statements are due as specified below;

(b) a quarterly operating statement of the Property and year to date operating statements detailing the total revenues received and total expenses incurred, to be prepared by Trustor in the form previously agreed upon between Trustor and Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, not later than 60 days (or such other period approved by Beneficiary) after March 31, June 30 and September 30 of each year and not later than 75 days after December 31 of each year;

(c) quarterly reports regarding the KRC Financial Tests (as defined in Section 2.10), together with KRC’s Form 8-K as filed with the U.S. Securities and Exchange Commission at the end of each such calendar quarter, together with the Supplemental Financial Report furnished therewith, which documents and reports shall be delivered to Beneficiary not later than 60 days (or such other period approved by Beneficiary) after March 31, June 30 and September 30 of each year and not later than 75 days after December 31 of each year;

(d) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one-year period, not later than the 30th day after such one-year period begins; and

(e) within 10 days after Beneficiary’s written request, (i) an annual budget for the then-current year for all proposed capital replacements and improvements, and (ii) quarterly and year-to-date statements of the total costs of capital replacements and improvements.

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Section 4.02 PROPERTY REPORTS. Upon request from Beneficiary or its representatives and designees, Trustor shall furnish in a timely manner to Beneficiary:

(a) if requested by Beneficiary and available, a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Beneficiary, in reasonable detail and certified by Trustor (or an officer, general partner, member or principal of Trustor if Trustor is not an individual) under penalty of perjury to be true and complete, but no more frequently than annually; and

(b) if requested by Beneficiary, an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

Section 4.03 ADDITIONAL MATTERS.

(a) Trustor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or the rating agencies in form and substance satisfactory to Beneficiary or the rating agencies.

(b) Trustor shall furnish Beneficiary and its agents convenient facilities at Trustor’s offices for the examination and audit of any such books and records.

(c) Beneficiary and its representatives shall have the right upon reasonable prior written notice (but not more frequently that once per year, absent Beneficiary’s good faith cause for concern) to examine and audit the records, books, management and other papers of Trustor and its affiliates or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Trustor, its affiliates or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

ARTICLE V

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01 TRUSTOR’S REPRESENTATIONS AND WARRANTIES.

Trustor represents and warrants to Trustee and Beneficiary as follows:

(a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases and Trustor has delivered to Beneficiary

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true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases.

(b) There are no existing uncured defaults by Trustor under the Existing Leases or any guaranties of the same and, to the knowledge of Trustor, there are no existing uncured defaults by any tenants under the Existing Leases or any guarantors under any such lease guaranties. The Existing Leases and the lease guaranties are in full force and effect.

(c) To the knowledge of Trustor after reasonable inquiry, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d) No Existing Leases may be amended terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.

(e) No agreement exists pursuant to which any person or entity has any right to operate any parking facilities at the Property other than that Agreement for Parking Services 303 Second Street, San Francisco, CA 94107, dated as of June 18, 2010, by and between Kilroy LP and Ampco System Parking, a California corporation, which agreement has been assigned by Kilroy LP to Trustor. Trustor has delivered a true and complete copy of said agreement to Beneficiary, and there are no amendments to the same.

Section 5.02 ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Trustor’s obligations under the Loan Documents, Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and all guaranties of any of the same, and (ii) all of the future leases, lease amendments, lease guaranties and amendments of lease guaranties, and (iii) the Rents and Profits. Trustor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs, subject to Section 2.10 and the Cash Management Agreement. The Existing Leases and the related lease guaranties, and all future leases, lease amendments, lease guaranties and amendments of lease guaranties are collectively referred to as the “Leases”.

Section 5.03 PERFORMANCE OF OBLIGATIONS.

(a) Trustor shall perform in all material respects all obligations under any and all Leases. If any of the acts described in this Section are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.

(b) Trustor agrees to furnish Beneficiary an executed copy of each Lease that is entered into after the Execution Date (i) that does not conform to the Leasing Guidelines, or (ii) as to which Trustor requests a nondisturbance agreement, or (iii) otherwise if requested by Beneficiary. Trustor shall not, without the express written consent of Beneficiary, (i) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to this Deed of Trust as Exhibit “B”, or (ii)

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cancel or terminate any Leases except in the case of a default unless Trustor has entered into new Leases covering all of the premises of the Leases being terminated or surrendered, or (iii) modify or amend any Leases in any material way or reduce the rent, or (iv) unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease, or (v) accept payment of advance rents or security deposits in an amount in excess of one month’s rent (except that prior to the Execution Date, Trustor has provided written disclosure to Beneficiary identifying three tenants from whom Trustor has collected rents and five tenants from whom Trustor has collected security deposits, in each case in excess of one month’s rent and in the amounts set forth in such written disclosure, and Beneficiary has accepted the facts set forth in such disclosure, and Trustor acknowledges that such disclosure and acceptance do not affect Trustor’s obligations under Subsection 9.01(a)(iv)of this Deed of Trust), or (vi) enter into any options to purchase the Property.

Section 5.04 SUBORDINATE LEASES. Each Lease that is entered into after the Execution Date shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser, and that if requested to do so, the tenant shall enter into a new Lease for the balance of the term upon the same terms and conditions; provided that as to any Lease that is entered into in conformity with the Leasing Guidelines or otherwise with the consent of Beneficiary, at Trustor’s request and expense, Beneficiary shall enter into its standard form of subordination, attornment and nondisturbance agreement with the applicable tenant. If Beneficiary requests, Trustor shall use commercially reasonable efforts to cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Beneficiary on forms which have been approved by Beneficiary.

Section 5.05 LEASING COMMISSIONS. Trustor covenants and agrees that all contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Trustor’s compliance with this Section upon request.

ARTICLE VI

ENVIRONMENTAL HAZARDS

Section 6.01 REPRESENTATIONS AND WARRANTIES. Trustor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) neither Trustor nor, to Trustor’s knowledge after reasonable inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) (except for Hazardous Materials customarily used or stored in connection with the use or operation of office buildings comparable to the subject Property, which materials at the Property exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of reasonably and without violation of any Requirements of Environmental Laws), at, on, under, within or about the Property except as expressly approved by Beneficiary in writing and (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Trustor, and any tenant, subtenant or occupant of the Property are presently and shall in the future be in compliance in all material respects

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with all Requirements of Environmental Laws (as defined in Section 6.06, provided that for purposes of the representation regarding present conditions in this provision, the common law elements of Requirements of Environmental Laws are limited to the law of trespass, nuisance and negligence), (iii) Trustor will use diligent efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance in all material respects with all Requirements of Environmental Laws, (iv) all operations or activities upon the Property are presently in compliance with all Requirements of Environmental Laws, and shall in the future be in compliance in all material respects with all Requirements of Environmental Laws (provided that for purposes of the representation regarding present conditions in this provision, the common law elements of Requirements of Environmental Laws are limited to the law of trespass, nuisance and negligence), (v) Trustor does not know of, and has not received, any written communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Trustor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or could reasonably be expected to impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates in any material respect any covenant, condition, agreement or easement applicable to the Property, and (vii) Trustor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Trustor and that is contained in Trustor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

Section 6.02 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Trustor shall perform or cause to be performed the Remedial Work in compliance in all material respects with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Trustor and approved in advance in writing by Beneficiary (such approval shall not be unreasonably withheld or delayed), and under the supervision of a consulting engineer, selected by Trustor and approved in advance in writing by Beneficiary (such approval shall not be unreasonably withheld or delayed). All costs and expenses of Remedial Work shall be paid by Trustor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Trustor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06.

Section 6.03 ENVIRONMENTAL SITE ASSESSMENT. If an Event of Default has occurred and is continuing, or if Beneficiary in good faith has cause for concern that the Property is not in compliance in all material respects with Requirements of Environmental Law, then Beneficiary shall have the right

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to undertake, at the expense of Trustor, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Trustor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.

Section 6.04 UNSECURED OBLIGATIONS. No amounts which may become owing by Trustor to Beneficiary under this Article VI or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article VI shall be secured by this Deed of Trust. The obligations shall continue in full force and effect and any breach of this Article VI shall constitute an Event of Default. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 6.05 HAZARDOUS MATERIALS.

“Hazardous Materials” shall include without limitation:

(a)     Those substances included within the definitions of “hazardous substances”, “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

(b)     Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(c)     Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials;

(d)     Any material, waste or substance which is included within any of the following:

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(i)      any of the definitions of “acutely hazardous waste,” “extremely hazardous waste,” “hazardous waste,” “infectious waste,” “retrograde material,” “volatile organic compound” or “waste” pursuant to Cal. Health & Safety Code Sections 25110 et seq.;

(ii)     any chemical known to the State of California to cause cancer or reproductive toxicity as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Sections 25249.5 et seq.;

(iii)    the definition of “hazardous substance” pursuant to Cal. Health & Safety Code Section 25281;

(iv)     the definition of “hazardous substance” as used in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code, Sections 25300 et seq.;

(v)      either of the definitions of “hazardous materials” or “hazardous substances” pursuant to Cal. Health & Safety Section 25501;

(vi)     the definition of “hazardous material” pursuant to Cal. Health & Safety Code Section 25411;

(vii)    the definition of “asbestos” pursuant to Cal. Health & Safety Code Section 25918;

(viii)   either of the definitions of “air contaminant” or “air pollutant” as used in Cal. Health & Safety Code Sections 39000 et seq.;

(ix)     “waste” or “hazardous substance” pursuant to Cal. Water Code Section 13050; and

(x)     mold under such conditions or circumstances as would require abatement to render or maintain the Property in condition fit for use as a first class office complex with ancillary retail and parking; and

(e)     Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Section 6.06 REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any Environmental Permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, in each case which relate to the Property and to (i) exposure to Hazardous Materials; (ii) pollution or protection of

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the air, surface water, ground water, land; (iii) solid, gaseous, or liquid hazardous waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01 TRUSTOR’S REPRESENTATIONS.

Trustor represents and warrants as follows:

(a) Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

(b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Trustor received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c) There is no pending proceeding for the total or partial condemnation of the Property.

Section 7.02 RESTORATION.

(a) Trustor shall give prompt written notice of any casualty to the Property to Beneficiary whether or not required to be insured against. The notice shall describe the nature and cause of such casualty and the extent of the damage to the Property. Trustor covenants and agrees to commence and diligently pursue to completion the Restoration.

(b) Trustor assigns to Beneficiary all Insurance Proceeds which Trustor is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Subsection 7.02 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the reasonable cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases for more than 30,000 square feet existing immediately prior to the damage, destruction condemnation or casualty shall have been cancelled, or shall contain any exercisable right to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage

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occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.

(d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.04 below. Upon Trustor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Trustor.

(e) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

Section 7.03 CONDEMNATION.

(a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

(b) Trustor assigns to Beneficiary all Condemnation Proceeds which Trustor is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined in its reasonable discretion that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Trustor shall commence and diligently pursue to completion the Restoration. Beneficiary shall hold and disburse the Condemnation Proceeds (less the reasonable cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and reasonable adjusters’ fees (the “Net Condemnation Proceeds”)) to the Restoration.

(c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.04 below. Upon Trustor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Trustor.

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(d) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

Section 7.04 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:

(a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Trustor shall provide Beneficiary for its review and written approval, not to be withheld or delayed unreasonably, (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance in all material respects with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing, such approval not to be unreasonably withheld or delayed; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are reasonably acceptable to Beneficiary.

(b) Trustor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Trustor shall have complied with the requirements of subsection (a) of this Section 7.04. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses:

(i) Architect shall be in charge of the Work.

(ii) Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Trustor and approved by Beneficiary in its reasonable discretion, upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of (A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form reasonably satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in compliance in all material respects with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary in its reasonable discretion that the balance of the Restoration Funds remaining after making the payments

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shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, or will be discharged with the proceeds of the applicable Request for Payment and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(iii) The final Request for Payment shall be accompanied by (i) a certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed in all material respects in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full or that there will be sufficient funds for such payment in full from the proceeds of the final Request for Payment and, if necessary, other funds of Trustor, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens (which may be conditioned on payment) covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(c) If (i) within 90 days after the occurrence of any damage, destruction or condemnation requiring Restoration, Trustor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Trustor fails to commence promptly or diligently continue to completion the Restoration, or (iii) Trustor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee (as defined in the Note).

ARTICLE VIII

REPRESENTATIONS OF TRUSTOR

Section 8.01 ERISA. Trustor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”; (iv) Trustor will not engage in any transaction which would cause any obligation hereunder to be a non-exempt prohibited transaction under ERISA; and (v) Trustor will deliver to Beneficiary such certifications or other evidence of its compliance with this Section from time to time throughout the

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Loan as Beneficiary may request (but not more frequently than once per year, absent Beneficiary’s good faith cause for concern).

Section 8.02 NON-RELATIONSHIP. Trustor represents and warrants that neither Trustor nor any general partner, director, member or officer of Trustor nor, to Trustor’s knowledge, any person who is a Trustor’s Constituent (as defined in Section 8.03) is (i) a director or officer of Metropolitan Life Insurance Company (“MetLife”), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife.

Section 8.03 NO ADVERSE CHANGE.

Trustor represents and warrants that:

(a) There has been no material adverse change from the conditions shown in the application submitted for the Loan by Trustor (“Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Trustor or any of Trustor’s Constituents. The information and statements contained in the Application are true and correct in all material respects.

(b) Trustor has delivered to Beneficiary true and correct copies of all Trustor’s organizational documents, and except as expressly approved by Beneficiary in writing, there have been no changes in the partners, shareholders or members of Trustor or any other person or entity having any direct or indirect interest in Trustor, irrespective of the number of tiers of ownership (such partners, shareholders, members and other persons and entities, “Trustor’s Constituents”) since the date that the Application was executed by Trustor, other than (i) changes that would be permitted under Subsection 10.01(b), and (ii) changes in holders of non-controlling limited partnership units of Kilroy LP or publicly traded shares of KRC, in each case which holders are not Affiliates of Borrower.

(c) Neither Trustor, nor any of the Trustor’s Constituents (except holders of non-controlling limited partnership units of Kilroy LP or publicly traded shares of KRC, in each case which holders are not Affiliates of Borrower), is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the knowledge of Trustor after reasonable inquiry, no such proceeding is contemplated or threatened.

(d) Trustor has received reasonably equivalent value for the granting of this Deed of Trust.

(e) Neither Trustor nor any of Trustor’s Constituents (except holders of non-controlling limited partnership units of Kilroy LP or publicly traded shares of KRC, in each case which holders are not Affiliates of Borrower nor officers, directors or managerial employees of any such Affiliate), has been convicted of, or been indicted for a felony criminal offense.

(f) Neither Trustor nor any of Trustor’s Constituents (except holders of non-controlling limited partnership units of Kilroy LP or publicly traded shares of KRC, in each case which holders are not Affiliates of Borrower) is in material default under any mortgage, deed of trust, note, loan or credit agreement.

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(g) Neither Trustor nor any of Trustor’s Constituents, is involved in any litigation, arbitration, or other proceeding or governmental investigation which if determined adversely would materially adversely affect Trustor’s ability to perform in accordance with the Loan Documents.

Section 8.04 [Reserved]. .

Section 8.05 US PATRIOT ACT. .    Trustor represents (and agrees to furnish Beneficiary on request evidence confirming) that either (a) Trustor is regulated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority or the Federal Reserve Bank, or is a wholly-owned subsidiary or affiliate of an entity that is so regulated, or (b) neither Trustor nor any partner, member or stockholder of Trustor is (and no legal or beneficial interest in a partner, member or stockholder of Trustor that in each case directly or indirectly controls Trustor or has a direct or indirect ownership interest in Trustor of 25 percent or more is or will be held, directly or indirectly by any) a person or entity that appears on a list of individuals and/or entities published or maintained by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate or be reportable under the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation.

Section 8.06 EVIDENCE OF COMPLIANCE. .    Upon request, Trustor shall deliver to Beneficiary evidence of compliance with the foregoing representations and warranties satisfactory to Beneficiary in its reasonable discretion (but not more frequently than once per year, absent Beneficiary’s good faith cause for concern).

ARTICLE IX

EXCULPATION AND LIABILITY

Section 9.01 LIABILITY OF TRUSTOR.

(a) Upon the occurrence and during the continuance of an Event of Default, except as provided in this Section 9.01, Beneficiary will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Trustor. However, nothing contained in this section shall limit the rights of Beneficiary to proceed against Trustor and/or the Liable Party (i) to enforce any Leases entered into by Trustor or its affiliates as tenant; (ii) to recover damages for fraud, material misrepresentation, or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Trustor or which, under the terms of the Loan Documents, should have been paid to Beneficiary and were not paid to Beneficiary; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Trustor or prepaid rents for a period of more than one month which have not been delivered to Beneficiary; (v) to recover Rents and Profits received by Trustor after the first day of the month in which an Event of Default occurs and prior to the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with Article VI of this Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.06 and 11.07 of this Deed of Trust, and any amount expended by

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Beneficiary in connection with the foreclosure of this Deed of Trust; (viii) to recover costs and damages arising from Trustor’s failure to pay Premiums or Impositions in the event that Trustor is not required to deposit such amounts with Beneficiary pursuant to Section 2.05 hereof; (ix) to recover damages arising from Trustor’s failure to comply with Section 8.01 of this Deed of Trust pertaining to ERISA; (x) to recover any damages, costs, expenses or liabilities, including attorneys’ fees, incurred by Beneficiary and arising from any breach or enforcement of any “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof; and/or (xi) in accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, to waive the security of the Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law. If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance with clause (xi) above, Trustor promises to pay to Beneficiary, on demand by Beneficiary following such exercise, all amounts owed to Beneficiary under any Loan Document, and Trustor agrees that it and the Liable Party will be personally liable for the payment of all such sums.

(b) The limitation of liability set forth in this Section 9.01 shall not apply and the Loan shall be fully recourse to Trustor in the event that Trustor commences a voluntary bankruptcy or insolvency proceeding or an involuntary bankruptcy or insolvency proceeding is commenced against Trustor and is not dismissed within 90 days of filing. In addition, this agreement shall not waive any rights which Beneficiary would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

(c) The limitation of liability set forth in this Section 9.01 shall not apply and the Loan shall be fully recourse to Trustor in the event that there is a Transfer or Secondary Financing except as permitted in the Loan Documents or otherwise approved in writing by Beneficiary.

ARTICLE X

CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a) Trustor shall not cause or permit, directly or indirectly: (i) the Property or any interest in the Property or Trustor, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Trustor or in the partners, or stockholders, or members or beneficiaries of, Trustor or of any of Trustor’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Trustor or any of the general partners of Trustor, including, without limitation, any conversion of Trustor or any general partner or member of Trustor to a limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers”).

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(b) The restrictions set forth in Subsection 10.01(a) shall not be applicable to (i) Transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either, or (ii) the issuance, exchange, redemption or other transfer of common, preferred or other beneficial ownership interests in Kilroy Realty Corporation, a Maryland corporation (“KRC”) through the New York Stock Exchange, the NASDAQ national market, or other national or international exchange. In each case with respect to clause (i) only, Trustor shall pay all actual out of pocket costs and expenses, including reasonable attorneys fees and disbursements, incurred by Beneficiary in connection with any Transfer.

(c) In each case subject to satisfaction of the General Transfer Requirements, and subject to the other applicable conditions set forth below, the restrictions set forth in Subsection 10.01(a) shall not apply to the following Transfers:

(1) Transfers of direct or indirect ownership interest in Trustor to Affiliates (as defined below) of KRC and/or to third parties, provided that at all times after the Transfer (i) KRC shall be the general partner of Kilroy Realty L.P., a Delaware limited partnership (“Kilroy LP”) and shall own directly or indirectly not less than 51% of the ownership interests in Kilroy LP, (ii) KRC shall own directly or indirectly not less than 51% of the ownership interests in Trustor, (iii) KRC directly or indirectly shall control the management, policies, business and affairs of Trustor, (iv) Kilroy LP directly shall own 100% of the ownership interests in Trustor, (v) the Property shall be managed by Kilroy LP or by an Affiliate of Kilroy LP that shall have entered into a subordination agreement satisfactory to Beneficiary in its reasonable discretion, and (vi) at the time of the Transfer, the KRC Financial Tests shall be satisfied in accordance with Section 2.10. No Transfer pursuant to this Paragraph 10.01(c)(1) shall release Trustor or the Liable Party from their respective obligations under the Loan Documents, the Unsecured Indemnity Agreement or the Guaranty. Where, pursuant to the foregoing, any condition is required to be satisfied at all times after a Transfer, the failure of any such condition to be satisfied at any time after the applicable Transfer shall constitute a default hereunder. As used herein, “Affiliate(s)” means as to any person or entity, any other person or entity that, directly or indirectly, is in control of, is controlled by or is under common control with such person or entity.

(2) A one-time right to Transfer the Property to an Affiliate of KRC subject to the following terms and conditions: (i) at all times after the Transfer, KRC shall be the general partner of Kilroy LP, and shall own directly or indirectly not less than 51% of the ownership interests in such transferee, and shall directly or indirectly control the management, policies, business and affairs of the transferee, (ii) at all times after the Transfer, the Property shall be managed by Kilroy LP or by an Affiliate of Kilroy LP that shall have entered into a subordination agreement satisfactory to Beneficiary in its reasonable discretion, (iii) Trustor or the transferee shall pay a Non-Refundable Processing Fee in the amount of $10,000, (iv) the transferee shall expressly assume the Loan Documents and the Unsecured Indemnity Agreement in a manner reasonably satisfactory to Beneficiary, (v) Kilroy LP shall remain as Liable Party, (vi) the transferee shall be a single purpose entity, which shall meet all of the requirements of Section 14.10, (vii) at the time of the Transfer, the KRC Financial Tests shall be satisfied in accordance with Section 2.10, and (viii) if the Loan has been securitized, the holder of the Note evidencing the Loan shall have received confirmation by the applicable Rating Agencies that the assumption of the Loan by the transferee will not result in an adverse change in the rating of the Securities, provided that this clause (viii) shall not be applicable unless Beneficiary has sold the Loan to

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an unaffiliated third party and is no longer the holder of the Note. No Transfer shall release Trustor from its obligations under the Loan Documents, the Unsecured Indemnity Agreement or the Guaranty with respect to events arising or occurring prior to the date of Transfer. The one-time right to Transfer as set forth in this Paragraph 10.01(c)(2) is personal to Kilroy Realty 303, LLC as the original Trustor and shall not be applicable to, and shall not be transferable or assignable (voluntarily or involuntarily), to any person or entity. Where, pursuant to the foregoing, any condition is required to be satisfied at all times after a Transfer, the failure of any such condition to be satisfied at any time after the applicable Transfer shall constitute a default hereunder.

(3) A one-time right to Transfer the Property to a third party, subject to the following conditions: (i) Beneficiary’s Approval of the transferee, (ii) the Net Operating Income (defined below) derived from the Property shall be no less than 2.0 times the annual payments of principal and interest under the Loan on an amortizing basis regardless of periods of interest only payments, (iii) the loan-to-value ratio of the Property at the time of the Transfer shall not be greater than 54%, (iv) Trustor or the transferee shall pay a fee equal to one-half of one percent (1/2%) of the outstanding principal balance of the Note at the time of the Transfer, together with a Non-Refundable Processing Fee in the amount of $25,000, (v) the transferee shall expressly assume the Loan Documents and the Unsecured Indemnity Agreement in a manner reasonably satisfactory to Beneficiary, and an additional Liable Party acceptable to Beneficiary shall execute the Guaranty with respect to events arising or occurring from and after the date of the Transfer, which additional Liable Party shall have (in the aggregate if more than one) a net worth of not less than $500,000,000, (vi) the transferee shall have a net worth not less than $100,000,000, (vii) the entities in control of transferee shall be experienced in the ownership, management and leasing of properties similar to the Property, (viii) at all times after the Transfer, the transferee shall be a single purpose entity, which shall meet all of the requirements of Section 14.10 plus the following requirements, and shall be otherwise acceptable to Beneficiary: (A) its organizational documents shall provide that transferee shall not maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity; (B) its organizational documents shall provide that transferee shall not fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; and (C) its organizational documents shall provide that all payments required under the Loan Documents shall be made from an account owned exclusively by transferee that has contained, does and will contain only proceeds owned exclusively by the transferee, and (ix) if the Loan has been securitized, the holder of the Note evidencing the Loan shall have received confirmation by the applicable Rating Agencies that the assumption of the Loan by the transferee will not result in an adverse change in the rating of the Securities, provided that this clause (ix) shall not be applicable unless Beneficiary has sold the Loan to an unaffiliated third party and is no longer the holder of the Note. No transfer shall release Trustor or Liable Party from their obligations under the Loan Documents, the Unsecured Indemnity Agreement or the Guaranty with respect to events arising or occurring prior to the date of transfer. Where, pursuant to the foregoing, any condition is required to be satisfied at all times after a Transfer, the failure of any such condition to be satisfied at any time after the applicable Transfer shall constitute a default hereunder. As used herein, “Net Operating Income” means the difference obtained by subtracting Operating Expenses from Gross Income where: (a) “Gross Income” means the total revenue actually derived from the Property and any other revenue directly or indirectly generated by or resulting from or attributable to the operation or leasing of the Property, determined in accordance with generally accepted accounting principles consistently applied during the preceding twelve (12) month period ending the last day of the last month prior to the date for which Net Operating Income is to be

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determined, and (b) “Operating Expenses” means the total of all expenses relating to the operation, maintenance, leasing and management of the Property actually incurred during the preceding twelve (12) month period ending the last day of the last month prior to the date for which Net Operating Income is to be determined, including without limitation, real property taxes and insurance and utilities, but excluding total debt service for such period, financing costs, depreciation of improvements, capital expenditures and capital improvements, and income taxes, as evidenced by operating statements prepared in accordance with generally accepted accounting principles consistently applied.

Any Transfer permitted under this Subsection 10.01(c) shall further be subject to the following conditions: (a) there shall be no Event of Default under the Loan Documents, the Unsecured Indemnity Agreement or the Guaranty at the time of the Transfer, (b) after giving effect to the Transfer, the entity that comprises the Trustor shall continue to be able to make the representations and warranties set forth in Article VIII hereof, (c) Trustor (or the transferee, if applicable) shall pay all costs and expenses incurred by Beneficiary in connection with the Transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees and costs, and (d) Beneficiary shall receive not less than 30 days’ prior written notice of the Transfer (the foregoing conditions in clauses (a) through (d) shall constitute and be referred to collectively as the “General Transfer Requirements”).

Section 10.02 PROHIBITION ON SUBORDINATE FINANCING. Trustor shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest or other direct or indirect interest in Trustor (collectively “Secondary Financing”).

Section 10.03 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Trustor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, and (v) any other single item of indebtedness or liability which does not exceed $25,000 or, when aggregated with other items or indebtedness or liability, does not exceed $100,000.

Section 10.04 STATEMENTS REGARDING OWNERSHIP. Trustor agrees to submit or cause to be submitted to Beneficiary within 10 days after any written request by Beneficiary (but not more frequently than once per year, absent Beneficiary’s good faith cause for concern), a sworn, notarized certificate, signed by an authorized (i) individual who is Trustor or one of the individuals comprising Trustor, (ii) member of Trustor, (iii) partner of Trustor or (iv) officer of Trustor, as the case may be, stating whether, since the Execution Date, (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; or (y) any change, conveyance, transfer, pledge or encumbrance of any direct or indirect interest in Trustor or any of the persons or entities comprising Trustor, irrespective of the number of tiers of ownership, has been occurred, and if so, specifying the same in particularity and detail. Notwithstanding the foregoing, Trustor shall not be required to report the identities of nor changes among the holders of non-controlling limited partnership units of Kilroy LP or publicly traded shares of KRC, in each case which holders are not Affiliates of Borrower.

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ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.01 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Trustor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

(a) The failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment; or

(b) The failure of Trustor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document for a period of more than thirty (30) days after receipt of notice of such failure, provided however that if (i) the default is capable of cure but with diligence cannot be cured within such period of 30 days, (ii) Borrower has commenced the cure within 10 days after the first notice of default and at all times after such commencement has pursued such cure diligently, and (iii) Borrower delivers to Lender promptly following demand (which demand may be made from time to time by Lender) evidence satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary, but in no event beyond the 60th day after the original notice of default; or

(c) The filing by Trustor or any Liable Party (an “Applicable Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Applicable Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or an Applicable Entity’s adjudication as a bankrupt or insolvent, or the filing by an Applicable Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Applicable Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Applicable Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Applicable Entity of any general assignment for the benefit of creditors, or the admission in writing by an Applicable Entity of its inability to pay its debts generally as they become due; or

(d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Trustor, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading; or

(e) If Trustor shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Trustor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; or

(f) If Liable Party shall default under the Guaranty executed by Liable Party in favor of Beneficiary dated as of the Execution Date; or

(g) If Trustor shall default under the Indemnity Agreement; or

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(h) If any breach or default shall occur under Section 10.01, Section 10.02 or Section 14.10; or

(i) If any breach or default shall occur under Section 2.10 or under the Cash Management Agreement and shall not be cured within 10 days after written notice.

If more than one of the foregoing paragraphs shall describe the same condition or event, then Beneficiary shall have the right to select which paragraph or paragraphs shall apply. In any such case, Beneficiary shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for no notice or for a shorter time to cure (or for no time to cure).

Section 11.02 REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may suspend any or all performance required of Beneficiary under the Loan Documents and undertake any one or more of the following remedies:

(a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or

(b) Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor or any Liable Party. Trustor and Liable Party shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default.

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Beneficiary’s rights hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time; and/or

(e) Action for Breach of Contract. In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Beneficiary may bring an action for breach of contract against Trustor for breach of any “environmental provision” (as such term is defined in such Section) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or for the enforcement of the environmental provision; and/or

(f) Waiver of Security. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Beneficiary may waive the security of this Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law. Trustor and Beneficiary acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Beneficiary’s rights under this Section 11.02 are limited to instances in which Trustor or any affiliate, agent, co-tenant, partner or joint venturer of Trustor either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of Hazardous Materials, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Beneficiary in writing after Beneficiary’s written request for information concerning the environmental condition of the Property, unless Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.

Section 11.03 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.02 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

Section 11.04 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, Trustor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

Section 11.05 BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS. Trustor agrees that, if Trustor fails to perform any act or to pay any money which Trustor is required to perform or pay under the Loan Documents, Beneficiary may make the payment or perform the act at the cost

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and expense of Trustor and in Trustor’s name or in its own name. Any money paid by Beneficiary under this Section 11.05 shall be reimbursed to Beneficiary in accordance with Section 11.06.

Section 11.06 BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the same rate as is applicable to principal under the Note from time to time, from the date such payments are made or funds expended or advanced, and (3) become due and payable by Trustor 10 days after written demand by Beneficiary. Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

Section 11.07 FEES AND EXPENSES. Trustor shall pay or, if Trustor fails to pay, reimburse Beneficiary upon receipt of notice from Beneficiary, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Beneficiary or Trustor in connection with (i) Trustor’s ongoing performance of and compliance with Trustor’s agreements and covenants contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with, including, without limitation, confirming compliance with environmental and insurance requirements, or otherwise attributable or chargeable to Trustor as owner of the Property; (ii) Beneficiary’s ongoing performance of and compliance with all agreements and covenants contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Deed of Trust and the other Loan Documents and any other documents or matters requested by Trustor; (iv) the filing and recording fees and expenses, UCC search fees, escrow fees , abstract fees, title insurance premiums and fees and reasonable fees and expenses of counsel for providing to Beneficiary all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Beneficiary pursuant to this Deed of Trust and the other Loan Documents; (v) the granting, preparation, negotiation, closing and consummation of the transactions contemplated hereunder or under the other Loan Documents, including, without limitation, the preparation, negotiation, delivery and execution of this Deed of Trust and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Trustor, this Deed of Trust, the other Loan Documents or the Property; and (vii) all reasonable out-of-pocket costs and expenses incurred by Beneficiary in response to or as a consequence of any default or Event of Default under the Loan Documents, including without limitation any such costs and expenses incurred in enforcing any obligations of or collecting any payments due from Trustor under this Deed of Trust, the other Loan Documents or with respect to the Property. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 11.06 for all reasonable out-of-pocket expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.08 WAIVER OF CONSEQUENTIAL DAMAGES. Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by

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law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

Section 11.09 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money. Trustor shall protect, indemnify and hold harmless Trustee against all liability and reasonable out-of-pocket expenses which Trustee may incur in the performance of its duties.

Section 11.10 ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Party for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

Section 11.11 SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or an successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

Section 11.12 DURATION OF EVENTS OF DEFAULT. .If any Event of Default shall occur (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Beneficiary shall accept performance of the defaulted obligation or shall execute and deliver a written agreement in which Beneficiary expressly states that such Event of Default has been waived or has ceased to continue. Trustor shall have no right to cure any Event of Default, and Beneficiary shall not be obligated under any circumstances whatsoever to accept such cure or performance or to execute and deliver any such writing. Without limitation, this Section shall govern in any case where reference is made in the Loan Documents, the Guaranty and/or the Unsecured Indemnity Agreements to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default.

ARTICLE XII

TRUSTOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.01 PARTICIPATION AND SALE OF LOAN.

(a) Beneficiary may, sell, transfer or assign all or any portion of its interest and/or one or more participation interests in the Loan and the Loan Documents at any time and from time to time,

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including, without limitation, its rights and obligations as servicer of the Loan. If Beneficiary transfers the Loan to an unaffiliated third party, then such transferee also shall have the foregoing rights and, in addition thereto, may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (any of the securities referred to in this sentence maybe referred to as the “Securities”). Beneficiary and such transferee, as applicable, may forward to each purchaser, transferee, assignee, servicer, participant, investor or, as applicable, prospective investor in any such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary or such transferee now has or may hereafter acquire relating to the Secured Indebtedness and to Trustor or any Liable Party and the Property, whether furnished by Trustor, any Liable Party or otherwise, as Beneficiary or such transferee determines necessary or desirable.

(b) Trustor will cooperate with Beneficiary and the Rating Agencies in furnishing such information and providing such other assistance, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction. In addition, Trustor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Trustor, Liable Party or the Property. Trustor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Trustor or any Liable Party as may be requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.

(c) Beneficiary, without in any way limiting Beneficiary’s other rights hereunder, in its sole and absolute discretion, shall have the right to bifurcate the Loan into two or more component notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such bifurcation shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such reallocation shall equal the interest rate which was applicable to the Loan immediately prior to such bifurcation. Trustor shall cooperate with all reasonable requests of Beneficiary in order to bifurcate the amount of the Loan and shall execute and deliver such documents as shall reasonably be required by Beneficiary in connection therewith, including, without limitation, one or more new component notes to replace the original Note, all in form and substance reasonably satisfactory to Beneficiary, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Trustor than those contained herein and in the Note, and (y) which do not increase Trustor’s obligations hereunder or decrease Trustor’s rights under the Loan Documents. If Beneficiary redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate.

Section 12.02 REPLACEMENT OF NOTE. Upon notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and

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delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 12.03 TRUSTOR’S ESTOPPEL. Within ten (10) days after a request by Beneficiary (but not more frequently than once per year, absent Beneficiary’s statement that it requires the same in connection with a then-contemplated transaction), Trustor shall furnish an acknowledged written statement in form satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request. If Trustor does not furnish an estoppel certificate within the 10-day period, Trustor appoints Beneficiary as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.

Section 12.04 FURTHER ASSURANCES. Trustor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Trustor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Trustor fails to comply with the terms of this Section, Beneficiary may, at Trustor’s expense, perform Trustor’s obligations for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.

Section 12.05 SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE XIII

SECURITY AGREEMENT

Section 13.01 SECURITY AGREEMENT.

THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF

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TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.

Section 13.02 REPRESENTATIONS AND WARRANTIES.

Trustor warrants, represents and covenants as follows:

(a) Trustor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except (i) Permitted Exceptions, (ii) Liens as to which the Statutory Bonding Criteria have been satisfied, and (iii) as otherwise expressly approved by Beneficiary in writing. Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

(b) The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Trustor’s business.

(c) Trustor will not remove the Personal Property without the prior written consent of Beneficiary, except (i) the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor with other Personal Property of value equal to or greater than the value of the replaced Personal Property, (ii) and items that are no longer reasonably necessary or valuable for operation of the Property as a first class office complex with associated parking and ancillary uses.

Section 13.03 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.04 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9324, as amended from time to time and as enacted in the State, in the event that Trustor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a) Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b) Trustor shall pay all sums and perform all obligations secured by the security agreement. A payment default or other material default by Trustor under any security agreement where the

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outstanding amount of indebtedness is $100,000 or more shall constitute a default under this Deed of Trust. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

(c) Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d) The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner reasonably satisfactory to Beneficiary.

ARTICLE XIV

MISCELLANEOUS COVENANTS

Section 14.01 NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.02 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.03 HEIRS AND ASSIGNS; TERMINOLOGY.

(a) This Deed of Trust applies to, inures to the benefit of, and binds Beneficiary, Trustee, Liable Party and Trustor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Liable Parties” shall include both the original Liable Party and any subsequent or substituted Liable Party.

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(b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

(c) If more than one party executes this Deed of Trust as Trustor, the obligations of such parties shall be the joint and several obligations of each of them.

Section 14.04 SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.

Section 14.05 APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State.

Section 14.06 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

Section 14.07 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.

Section 14.08 NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

Section 14.09 NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.

Section 14.10 SINGLE PURPOSE ENTITY. .

Trustor represents, warrants, and covenants with Beneficiary that it has not and shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own any material asset other than the Property and incidental personal property; (iii) fail to hold itself out to the public as a legal entity separate from any other, provided that Borrower’s financial statements may be stated on a consolidated basis with KRC and further provided that Borrower may identify the Property as a property that is managed and/or operated by Kilroy Realty, L.P.; (iv) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its partners or members, as applicable; (v) incur additional indebtedness except for trade payables in the ordinary course of business of owning and operating the Property (provided that such indebtedness is paid within 90 days of when incurred) and other indebtedness permitted under Section 10.03; (vi) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (vii) modify, amend or revise its organizational documents with respect to the foregoing matters.

43	303 Second Street - Deed of Trust

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

KILROY REALTY 303, LLC,
a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation
Its General Partner

By: /s/ Michelle Ngo
Name: Michelle Ngo
Title: Vice President and Treasurer

By: /s/ Tamara J. Porter
Name: Tamara J. Porter
Title: Vice President and Corporate Counsel

Signature Page	303 Second Street - Deed of Trust

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On January 7, 2010, before me, Judy LaCoss, a Notary Public, personally appeared Michelle Ngo and Tamara J. Porter, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

/s/ Judy LaCoss	(Seal)
Notary Public

Acknowledgment	303 Second Street - Deed of Trust

EXHIBIT “A”

TO DEED OF TRUST AND SECURITY AGREEMENT

PROPERTY DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF SECOND STREET WITH THE SOUTHEASTERLY LINE OF FOLSOM STREET; RUNNING THENCE NORTHEASTERLY ON FOLSOM STREET 275 FEET; THENCE AT RIGHT ANGLES SOUTHEASTERLY 298.38 FEET; THENCE LEAVING SAID LINE SOUTHERLY 22 DEGREES 30’20” EAST 57.07 FEET; THENCE ALONG TANGENT CURVE TO THE RIGHT, WITH A RADIUS OF 1,358 FEET, THROUGH AN ANGLE OF 3 DEGREES 28’, AN ARC LENGTH OF 82.163 FEET; THENCE ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 658 FEET THROUGH AN ANGLE OF 11 DEGREES 36’26”, AN ARC DISTANCE OF 146.693 FEET TO THE NORTHWESTERLY LINE OF HARRISON STREET; THENCE SOUTHWESTERLY ALONG SAID LINE OF HARRISON STREET 141.705 FEET TO THE NORTHEASTERLY LINE OF SECOND STREET; THENCE AT A RIGHT ANGLE NORTHWESTERLY ALONG SAID LINE OF SECOND STREET 550 FEET TO THE POINT OF BEGINNING.

APN: 3749-062

Exhibit A

EXHIBIT “B”

TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Beneficiary, from time to time, with respect to the leasing of the Property. The following are the initial Leasing Guidelines:

(a) All Leases shall be on the standard form of lease approved by Beneficiary in writing, with negotiated modifications customary in the marketplace that do not materially adversely affect the obligations or liability of the landlord or Beneficiary;

(b) All Leases shall have an initial term of at least 18 months but not more than 15 years (other than month-to-month, storage space, and rooftop telecommunications leases);

(c) None of the Leases shall be for more than 50,000 square feet of net leasable area;

(d) All Leases shall have an annual minimum rent payable of at least the then prevailing market rate;

(e) No Leases shall be entered into if there is an Event of Default under any of the Loan Documents; and

(f) All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations.

Exhibit B

EXHIBIT “C”

CASH MANAGEMENT AGREEMENT

THIS CASH MANAGEMENT AGREEMENT (this “Agreement”) is made as of                     , 2010 (the “Effective Date”), by KILROY REALTY 303, LLC, a Delaware limited liability company (“Borrower”), in favor of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”).

RECITALS

    A.      Lender has made a loan (the “Loan”) to Borrower in the original principal amount of $135,000,000, which Loan is evidenced by that certain Promissory Note dated December     , 2010 in favor of Lender (the “Note”), and secured by, among other things, that certain Deed of Trust, Security Agreement and Fixture Filing dated December     , 2010, made by Borrower for the benefit of Lender (the “Deed of Trust”).

    B.      In connection with the occurrence of a Cash Management Period (as defined in the Deed of Trust) and in accordance with the terms of the Deed of Trust, Lender is requiring that Borrower execute and deliver this Agreement.

    NOW THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower covenants and agrees with and warrants to Lender that:

ARTICLE I

DEFINITIONS

Section 1.01  Certain Definitions. The following terms have the meanings indicated:

“Approved Operating Expenses” shall mean the monthly Operating Expenses for the applicable month as set forth in the Approved Annual Budget; provided, however, that if the Annual Budget for the applicable calendar year has not been approved by Lender pursuant to Subsection 2.02(B), then the term “Approved Operating Expenses” shall mean 102% of the amount of Operating Expenses set forth in the Approved Annual Budget for such month for the prior calendar year.

“Approved Annual Budget” shall have the meaning set forth in Subsection 2.02(B).

“Borrower Account” shall mean an account designated by Borrower in writing to Lender.

“Capital Expenditures” means expenditures for capital improvements, furnishings, fixtures and equipment (whether paid in cash or property or accrued as liabilities) made by Borrower that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account or otherwise capitalized, excluding Leasing Costs.

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“Clearing Account” shall have the meaning set forth in the Clearing Account Agreement.

“Clearing Account Agreement” means that certain [Clearing Account Agreement] dated as of                                         ,         , executed by and among Borrower, Lender and [Clearing Account Bank], as amended by that certain First Amendment of Clearing Account Agreement dated as of the Effective Date, as the same may be further amended, modified, supplemented or restated from time to time.

“Debt Service” means, for any Interest Period, the interest payment, any Default Rate (as defined in the Note) interest, any late charges, bank account fees, and other amounts that accrue or are due and payable in accordance with the Loan Documents during such Interest Period.

“Disbursement Request” means a properly completed and executed written application by Borrower to Lender setting forth the disbursement amount from the Capital Expenditures Sub-Account desired, together with such schedules, affidavits, releases, waivers statements, invoices, bills, and other documents, certificates and information reasonably required by and reasonably satisfactory to Lender, supporting the request of funds.

“Extraordinary Expense” means an extraordinary Operating Expense not set forth in the Approved Annual Budget.

“GAAP” means generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession that are applicable to the circumstances as of the date of determination.

“Guarantor” shall mean Kilroy Realty, L.P., a Delaware limited partnership.

“Interest Period” shall mean the period of time during which interest accrues under the Note for which payment is due on the immediately following Payment Date.

“Leasing Costs” shall mean tenant improvement costs, tenant allowances, tenant concession payments, and leasing commissions, in each case pursuant to Leases, and costs associated therewith, including, without limitation, legal fees and costs incurred in the preparation and negotiation of such Leases.

“Manager” shall mean Kilroy Realty, L.P., a Delaware limited partnership.

“Operating Expenses” shall mean the usual and customary actual expenses of operating and maintaining the Property, excluding non-cash items, Debt Service, Leasing Costs, Capital Expenditures, Impositions and Premiums.

“Payment Date” shall mean the date each month on which the regularly scheduled payment of interest is due under the Note.

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“Permitted Investments” shall mean (i) any interest bearing account at a Federal Deposit Insurance Corporation-insured bank or trust company, savings and loan association or savings bank, and (ii) any money market mutual funds registered under the Investment Act of 1940.

“Qualifying Leasing Costs” shall mean Leasing Costs that have been incurred by Borrower with respect to Leases (which have been approved by Lender in accordance with the Deed of Trust) in arm’s-length transactions with persons and entities other than affiliates of Borrower and in conformity with the Loan Documents. Only obligations of the landlord requiring the payment of money (as distinguished from rent reductions and other forgone revenue) shall be included in Qualifying Leasing Costs.

“Qualified Emergency Expense” shall mean an expense incurred in operation of the Property (i) for a bona fide emergency that was not foreseen, (ii) in an amount reasonably approved by Lender, taking the emergency condition into account, and (iii) for a commercially reasonable purpose.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Lender.

“Person” shall mean any natural person or any entity.

“Receipts” shall mean all revenue of any nature whatsoever received by or on behalf of Borrower pertaining to the Property. Without limitation, Receipts includes Rents and proceeds of insurance and condemnation.

“Rent” or “Rents” shall mean all consideration paid under any Lease by or on behalf of any tenant in favor of the landlord, and all other revenue derived from operation of the Property, including, without limitation, all payments received from or on behalf of tenants or guarantors of leases on account of termination or breach of such leases.

“Reserves” shall mean the reserves held by or on behalf of Lender pursuant to this Agreement, the Deed of Trust or other Loan Document, including without limitation, the Impositions and Premiums Reserve.

Section 1.02  Other Defined Terms. Terms not otherwise defined herein shall have the meanings set forth in the Deed of Trust.

ARTICLE II

IMPOSITIONS AND PREMIUMS RESERVE; FINANCIAL REPORTING

Section 2.01  Impositions and Premiums Reserve.

    A.      Funding of Reserve.  As and when required under Section 2.05 of the Deed of Trust, Borrower shall deliver to Lender (or such agent of Lender as Lender may designate in writing to Borrower from time to time) funds for deposit into a Reserve for the payment of all Impositions and Premiums (said funds together with additions thereto, the “Impositions and Premiums Reserve”).

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    B.      Disbursements.  Borrower shall provide Lender with bills and all other documents necessary for the payment of Impositions and Premiums at least 30 days prior to the date on which such Impositions become delinquent and such Premiums become due for payment. Lender shall pay said Impositions and Premiums, or disburse to Borrower from the Impositions and Premiums Reserve an amount sufficient to pay said items, provided that (i) no Event of Default shall exist (other than an Event of Default that will be cured by the subject payment from this Reserve), (ii) Borrower shall have provided Lender with the foregoing bills and other documents in a timely manner, and (iii) sufficient funds are held by Lender in the Impositions and Premiums Reserve for the payment of the Impositions and Premiums, as applicable.

Section 2.02  Financial Reporting.    Notwithstanding anything in the Deed of Trust to the contrary and in addition to the reporting requirements set forth in Section 4.01 of the Deed of Trust, Borrower shall provide the following to Lender.

    A.      Monthly Reports.  Borrower shall deliver to Lender within 15 days after the end of each calendar month, a profit and loss statement (showing all sources of revenue, all capital contributions and all expenditures) of Borrower in respect of the Property (and consistent with the annual operating statement required to be furnished to Lender under Section 4.01 of the Deed of Trust for the Property) for such calendar month in the form required by Lender, accompanied by a certificate from an officer of Borrower (“Officer’s Certificate”), certifying (i) that such items are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property as of the date thereof, (ii) that as of the date of such Officer’s Certificate, no Event of Default exists under any Loan Document or, if so, specifying the nature and status of each such Event of Default and the action being taken by Borrower or proposed to be taken to remedy such Event of Default and (iii) with the quarterly (or annual) statements for the fiscal quarters ended June 30 and December 31 of each year, the amount by which actual Operating Expenses for the prior six (6) months were greater than or less than the Operating Expenses anticipated in the Approved Annual Budget (as hereinafter defined) for such six (6) month period (together with a reasonably detailed explanation of any line item which exceeded the budgeted amount therefor by 10% or more).

    B.      Annual Budget.

    (i)      Borrower shall deliver to Lender within 30 days after the date hereof, an annual operating budget presented on a monthly basis consistent with the annual operating statement for the Property including cash flow projections for the remainder of the current calendar year and all proposed capital replacements and improvements for the remainder of such calendar year (an “Annual Budget”).

    (ii)     Borrower shall deliver to Lender at least thirty (30) days prior to the start of each calendar year, an Annual Budget for the upcoming year. If said Annual Budget is not in form and substance satisfactory to Lender in its reasonable discretion, then Lender may disapprove the same and specify the reasons therefor, and Borrower shall promptly amend and resubmit a revised budget, making such changes as are necessary to comply with the reasonable requirements of Lender. The Annual Budget so submitted and approved by Lender shall be deemed to be the “Approved Annual Budget” for purposes of the Loan Documents for the subject periods of time. If as of the beginning of any calendar year any Annual Budget for such

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year has not been agreed to as provided above, Borrower shall cause the Property to be operated in accordance with the Approved Annual Budget applicable during the immediately preceding year.

    (iii)      Lender may require revision of the Approved Annual Budget following any material change in tenancy at the Property or at any other time when Lender reasonably determines that such revision is warranted. Borrower shall promptly comply with such request.

ARTICLE III

CLEARING ACCOUNT

Section 3.01  Clearing Account.

    A.      Borrower represents that (i) it has opened and maintains in good standing in its own name for the benefit of Lender, the Clearing Account with                                         , under Borrower’s taxpayer identification No.                     , as set forth in the Clearing Account Agreement, and (ii) such account is an Eligible Account and is insured by the FDIC for the full amount of the currently applicable limits of FDIC insurance. The Clearing Account, and any account(s) replacing the same in accordance with the Clearing Account Agreement, shall be referred to as the “Clearing Account,” the depository institution in which any Clearing Account hereunder is maintained shall be referred to as a “Clearing Account Bank” and the agreement governing the Clearing Account, and any agreement replacing the same in accordance with the existing Clearing Account Agreement with Bank of America, N.A., shall be referred to as the “Clearing Account Agreement.”

    B.      Subject to the terms of the Clearing Account Agreement, Borrower at all times shall maintain the Clearing Account open and in good standing and as an Eligible Account, and shall not, without the prior written consent of Lender, close the Clearing Account or change the account or location of the Clearing Account. In addition, subject to the terms of the Clearing Account Agreement, if at any time Lender in its reasonable discretion is not satisfied with the Clearing Account Bank, then upon written demand Borrower shall reasonably cooperate with Lender to change the Clearing Account Bank to a different bank which is selected by Borrower and reasonably satisfactory to Lender. In either case, Borrower (and Manager, if requested by Lender) shall execute and deliver, and shall cause the new Clearing Account Bank to execute and deliver a Clearing Account Agreement, and Borrower shall cooperate with Lender in causing the transfer of all funds from the Clearing Account at the old bank to the corresponding accounts at the replacement bank. Borrower shall deliver to Lender on demand copies of all statements, agreements, and other books and records pertaining to the Clearing Account, and Borrower does hereby irrevocably authorize the Clearing Account Bank to deliver copies of the same directly to Lender.

Section 3.02  Deposits Into Clearing Account.  Borrower shall cause (i) all tenants under all Leases to pay all Rents directly to the Clearing Account Bank for deposit into the Clearing Account, (ii) the parking operator under any parking services agreement to pay all Receipts directly to the Clearing Account Bank for deposit into the Clearing Account, and (iii) all other Rents and Receipts that are not paid directly to the Clearing Account Bank in accordance with

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the foregoing to be deposited into the Clearing Account promptly and in no event later than one business day after the same are paid to or for the benefit of Borrower. To the extent that Borrower or any Person on Borrower’s behalf receives or holds any such Rents or Receipts, whether in accordance with this Agreement or otherwise, then Borrower shall be deemed to hold the same in trust for Lender for the protection of the interests of Lender hereunder and under the Loan Documents. Without limitation, Borrower represents that (i) it has delivered to each tenant under each existing Lease a letter in form and substance satisfactory to Lender directing such tenant to pay all Rents under its Lease to the Clearing Account Bank for deposit into the Clearing Account, which letter is substantially in the form of Exhibit A attached hereto (a “Rent Payment Direction Letter”) and (ii) it has similarly delivered to the parking operator a letter substantially in the form of the Rent Payment Direction Letter directing the parking operator to pay all Receipts to the Clearing Account Bank for deposit into the Clearing Account. Further, Borrower shall deliver to Lender a copy of the Rent Payment Direction Letter delivered to each new tenant contemporaneously with the execution and delivery of its Lease after the Effective Date. Also, if the Clearing Account is changed, or otherwise if Lender shall request, then Borrower shall execute and deliver to Lender copies of new Rent Payment Direction Letters delivered to all tenants and to the parking operator.

Section 3.03  No Borrower Access to Clearing Account.  Except only to the extent expressly provided in the Clearing Account Agreement, Borrower shall have no right of access to or control over the Clearing Account. Without limitation, Borrower shall have no right to write checks or issue drafts on such account, or to issue directions for payment from or investment of such account. Borrower covenants not to issue any check or draft on the Clearing Account, nor, except as expressly provided in the Clearing Account Agreement, to issue any other directions to the Clearing Account Bank pertaining to the Clearing Account.

Section 3.04  Insurance Proceeds, Condemnation Proceeds.  Except only to the extent that the Deed of Trust expressly permits otherwise, Borrower shall immediately deliver to Lender for deposit into the Cash Management Account all proceeds of insurance, proceeds of awards in condemnation and similar proceedings, and payments in consideration of condemnation or takings or in settlement in lieu thereof. Lender may hold such funds separately in accordance with the Deed of Trust, or in the Impositions and Premiums Reserve Sub-Account for such funds without regard to the priorities set forth in Section 4.03.

Section 3.05  Transfer of Funds from the Clearing Account.

    A.      Lender is and shall be authorized to instruct the Clearing Account Bank at intervals of time designated by Lender, to transfer all funds held in the Clearing Account into the Cash Management Account in accordance with the Clearing Account Agreement;

    B.      Subject to the terms of the Clearing Account Agreement, Lender is and shall be authorized to withdraw funds from the Clearing Account and to deposit the same into the Cash Management Account, all in accordance with the terms and conditions of this Agreement; and

    C.      Borrower shall comply with all directions from Lender pertaining to the Clearing Account. Without limitation, Borrower shall do all things reasonably requested by

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Lender to assist in obtaining the transfer of funds from the Clearing Account to the Cash Management Account.

ARTICLE IV

CASH MANAGEMENT ACCOUNT

Section 4.01  Cash Management Account.

    A.      Borrower represents that (i) it has opened and maintains in good standing in its own name for the benefit of Lender, the Cash Management Account with                                                              , under Borrower’s taxpayer identification No.                     , as set forth in the Cash Management Account Agreement, and (ii) such account is an Eligible Account and is insured by the FDIC for the full amount of the currently applicable limits of FDIC insurance. The Cash Management Account, and any account(s) replacing the same, shall be referred to as the “Cash Management Account,” the depository institution in which any Cash Management Account hereunder is maintained shall be referred to as a “Cash Management Account Bank” and the agreement governing the Cash Management Account, and any agreement replacing the same shall be referred to as the “Cash Management Account Agreement.”

    B.      The Cash Management Account shall be under the dominion and control of Lender, and Borrower shall have no rights to control or direct the investment or payment of funds therein. Lender may elect to change the financial institution in which the Cash Management Account shall be maintained, and Lender shall give Borrower and the Clearing Account Bank written notice of any such change. Any amounts that Lender may hold in reserve pursuant to the Deed of Trust or other Loan Documents (including without limitation, to the extent applicable, reserves such as holdbacks, escrows for taxes, insurance premiums, leasing commissions, tenant improvements, repairs, or abatement of physical conditions, or proceeds of insurance or condemnation) may be held by Lender in the Cash Management Account (including in a Sub-Account thereof) or may be held in another account or manner as specified in the applicable Loan Document.

Section 4.02  Sub-Accounts of the Cash Management Account.    The Cash Management Account shall be deemed to contain the following sub-accounts (which may be maintained as separate ledger accounts) (“Sub-Accounts”):

    A.      “Capital Expenditures Sub-Account” shall mean the Sub-Account established for the purpose of holding the payments under item Fifth of Subsection 4.03(A).

    B.      “Debt Service Sub-Account” shall mean the Sub-Account established for the purposes of holding the payments under item Second of Subsection 4.03(A).

    C.      “Excess Cash Sub-Account” shall mean the Sub-Account established for the purposes of holding all remaining funds in the Cash Management Account after payments of items First through Fifth of Subsection 4.03(A).

    D.      “Impositions and Premiums Reserve Sub-Account” shall mean the Sub-Account established for the purpose of holding the Impositions and Premiums Reserve.

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    E.      “Leasing Costs Sub-Account” shall mean the Sub-Account established for the purpose of holding the payments under item Fourth of Subsection 4.03(A).

    F.      “Operating Expenses Sub-Account” shall mean the Sub-Account established for the purpose of holding the payments under item Third of Subsection 4.03(A).

Section 4.03  Allocation of Funds to Sub-Accounts.

    A.      During a Cash Management Period. Absent an Event of Default (in which case Lender may hold or apply any or all funds in the Cash Management Account in any order that Lender determines in its sole and absolute discretion), and if a Cash Management Period shall be in effect, then funds newly received in the Cash Management Account during any Interest Period shall be allocated in the following order of priority, with each higher level of priority being fully funded prior to any funds being available for the next lower level of priority. Any such allocation which occurs during or after an Event of Default shall not prejudice Lender’s right at any time to (i) cease making any or all such allocations, and (ii) to exercise any and all rights and remedies, including with respect to any funds which shall have been so allocated.

    First, to the Impositions and Premiums Reserve Sub-Account, until such Sub-Account contains the amount that Borrower is required to pay into the Impositions and Premiums Reserve on the next Payment Date and also contains the amount required to be on deposit in such Reserve, in each case in accordance with the Deed of Trust;

    Second, to the Debt Service Sub-Account, until such Sub-Account contains the amount required to pay the Debt Service due to Lender on the next Payment Date;

    Third, to the Operating Expenses Sub-Account, until such Sub-Account contains the amount sufficient to pay (i) the Approved Operating Expenses for the month in which the next Payment Date occurs, (ii) the amount of any Extraordinary Expenses approved by Lender for such month and (iii) the amount of any Qualified Emergency Expense approved by Lender for such month; provided, however, to the extent that the monthly financial statements delivered to Lender pursuant to Section 2.01 for any calendar month shall indicate that the actual Operating Expenses for such calendar month were less than the Approved Operating Expenses for such calendar month, then Lender may decrease the amount of Approved Operating Expenses to be deposited in the Operating Expenses Sub-Account for the calendar month following receipt of such monthly financial statements, such decrease to be in an amount reasonably determined by Lender to appropriately reflect such difference between the actual Operating Expenses and Approved Operating Expenses;

     Fourth, to the Capital Expenditures Sub-Account, until such Sub-Account contains the amount sufficient to pay the Capital Expenditures approved by Lender in its sole discretion for the month in which the next Payment Date occurs;

    Fifth, to the Leasing Costs Sub-Account until such Sub-Account contains the amount sufficient to pay the Qualifying Leasing Costs reasonably approved by Lender for the month in which the next Payment Date occurs; and

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    Sixth, any remaining funds after deposits for items First through Fifth to the Excess Cash Sub-Account.

    The term “until” in any of the foregoing priority levels shall not mean that any requirement is to be satisfied once and then not ever again; but instead the term shall apply anew on each occasion when funds newly received in the Cash Management Account are allocated through the levels of priority.

    B.      Not During a Cash Management Period. Absent an Event of Default (in which case Lender may hold or apply any or all funds in the Cash Management Account in any order that Lender determines in its sole and absolute discretion), and if a Cash Management Period shall not be in effect, then funds newly received in the Cash Management Account during any Interest Period shall be allocated in the following order of priority, with each higher level of priority being fully funded prior to any funds being available for the next lower level of priority. Any such allocation which occurs during or after an Event of Default shall not prejudice Lender’s right at any time to (i) cease making any or all such allocations, and (ii) to exercise any and all rights and remedies, including with respect to any funds which shall have been so allocated.

    First, to the Impositions and Premiums Reserve Sub-Account, until such Sub-Account contains the amount that Borrower is required to pay into the Impositions and Premiums Reserve on the next Payment Date and also contains the amount required to be on deposit in such Reserve, in each case in accordance with the Deed of Trust;

    Second, to the Debt Service Sub-Account, until such Sub-Account contains the amount required to pay the Debt Service due to Lender on the next Payment Date; and

    Third, any remaining funds after deposits for items First and Second to the Borrower Account.

    The term “until” in any of the foregoing priority levels shall not mean that any requirement is to be satisfied once and then not ever again; but instead the term shall apply anew on each occasion when funds newly received in the Cash Management Account are allocated through the levels of priority.

Section 4.04  Payment of Funds from Sub-Accounts.  After an Event of Default, Lender may hold or apply any or all funds in the Cash Management Account in any order that Lender determines in its sole and absolute discretion, and Lender may exercise any rights and remedies available under this Agreement, under any of the Loan Documents and under applicable law. Before an Event of Default, funds in the Cash Management Account shall be paid as provided in this Section to the extent there are sufficient funds in the applicable Sub-Account. Any payment as provided below which occurs during or after an Event of Default shall not prejudice Lender’s right at any time to (i) cease making any or all such payments and (ii) to exercise any and all rights and remedies.

    A.      Impositions and Premiums Reserve Sub-Account.  Lender shall have the same rights and obligations pertaining to the retention, payment, and application of the funds

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in the Impositions and Premiums Reserve Sub-Account as Lender has with respect to, the Impositions and Premiums Reserve under this Agreement and the other Loan Documents.

    B.      Debt Service Sub-Account.  On each day that a payment of Debt Service is due under any Loan Document, Lender shall pay such obligation from the Debt Service Sub-Account provided no Event of Default exists.

    C.      Capital Expenditures Sub-Account.    Lender shall disburse funds on deposit in the Capital Expenditures Sub-Account to Borrower for Capital Expenditures for the applicable month subject to, and upon satisfaction of all of the following conditions:

    (i)      The Capital Expenditures shall have been incurred after the Effective Date by Borrower in accordance with the Approved Annual Budget.

    (ii)     At least fifteen (15) days before the requested date of each disbursement from the Capital Expenditures Sub-Account, Borrower shall deliver (1) a Disbursement Request to Lender relating to such disbursement, and (2) all other documentation required under this Subsection 4.04(C) (including, without limitation the Required Submittals (defined below)).

    (iii)    No Event of Default shall exist.

    (iv)    Borrower’s submission of each Disbursement Request, and Borrower’s acceptance of any disbursement, shall be deemed to ratify and confirm, as of the date of the Disbursement Request and the disbursement, respectively, that (1) except as disclosed in writing to Lender prior to the date of such Disbursement Request, all representations and warranties in the Loan Documents remain true and correct in all material respects, and all covenants and agreements in the Loan Documents remain satisfied in all material respects, (2) there is no Event of Default existing under the Loan Documents, the Guaranty or the Indemnity Agreement, (3) all schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information submitted for the Disbursement Request (collectively, the “Required Submittals”) are complete and correct, and in all respects what they purport and appear to be for the amount and period applicable to the Disbursement Request; provided, however, with respect to those Required Submittals that were prepared by third parties (i.e., parties not affiliates of Borrower), the foregoing representation and warranty is made to the best of Borrower’s knowledge and belief, (4) all advances and disbursements previously made to Borrower from the Capital Expenditures Sub-Account were disbursed by Borrower, and the proceeds of the disbursement requested in the Disbursement Request will be disbursed by Borrower for the payment or reimbursement of costs and expenses specified in the Disbursement Request, and for no other purpose, and (5) promptly after the disbursement, all obligations for work and other costs theretofore incurred by Borrower in connection with the Property for which disbursements have been previously made and which are due and payable will be fully paid and satisfied.

    (v)     All Required Submittals shall be in form and substance satisfactory to Lender in its reasonable discretion.

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    (vi)     If the requested disbursement is in connection with any work at or with respect to the Property, which exceeds $50,000 in the aggregate, (1) Borrower shall provide Lender with lien waivers and other documentation of lawful and workmanlike progress or completion and lien-free status, all as may be reasonably requested by Lender, including, where applicable, copies of building permits and other required authorizations, inspection sign-offs, certificates of occupancy, and other regulatory acknowledgements of progress, completion, and compliance with applicable legal and regulatory requirements, and (2) Lender shall have completed such inspections (if any) as it deems appropriate under the circumstances, and the results of the same shall be satisfactory to Lender in its reasonable discretion. Lien waivers may be conditioned on payment, in which case Lender may (but need not) disburse payment directly to the applicable contractor.

    D.      Operating Expenses Sub-Account.  Provided no Event of Default exists, no more frequently than once in any calendar month, funds in the amount of (i) the Approved Operating Expenses for such month, (ii) any Extraordinary Expenses approved by Lender for such month and (iii) any Qualified Emergency Expense approved by Lender for such month, shall be disbursed from the Operating Expenses Sub-Account to Borrower, which funds Borrower covenants and agrees to apply solely to pay Operating Expenses of the Property for such month in accordance with the Approved Annual Budget and any such Lender-approved Extraordinary Expenses and Qualified Emergency Expenses. If the Officer’s Certificate delivered to Lender under Subsection 2.02(A) provides evidence reasonably satisfactory to Lender that actual Operating Expenses for any calendar quarter were either less than or greater than Approved Operating Expenses for such calendar quarter, then Lender shall decrease or increase, respectively, the monthly amount of Approved Operating Expenses to be disbursed to Borrower each month, commencing with the month following the month in which such Officer’s Certificate was delivered; such adjustment to be in an amount reasonably determined by Lender to appropriately reflect such deviation between actual Operating Expenses and Approved Operating Expenses.

    E.      Leasing Costs Sub-Account.  Lender shall disburse funds on deposit in the Leasing Costs Sub-Account to Borrower for Qualifying Leasing Costs approved by Lender for the applicable month, subject to satisfaction of the following:

    (i)      Borrower shall have submitted to Lender a written request for such disbursement in form and substance satisfactory to Lender in its reasonable discretion. No more than one such request shall be submitted in any calendar month.

    (ii)     The application shall identify the specific Qualifying Leasing Costs for which payment or reimbursement is requested, and shall state whether each of such costs has been paid.

    (iii)    No Event of Default shall exist, and the written application shall contain Borrower’s representation as to the foregoing.

    (iv)    Borrower shall have delivered to Lender the following: (i) a copy of the applicable signed Lease, which Lease has been approved by Lender in accordance with the Deed of Trust, (ii) copies of bills or invoices evidencing that the applicable Qualifying Leasing

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Costs have been incurred, and in connection therewith that the applicable materials have been delivered and the applicable work has been done, (iii) copies of receipts or other evidence establishing which of such costs have been paid, and that all costs that have been the subject of any prior application have been paid, (iv) with respect to any Qualifying Leasing Costs comprising any portion of the last 10 percent of any tenant improvements or related concession or the last 50 percent of any leasing commission applicable to any Lease, a certificate of Borrower (together with other evidence reasonably satisfactory to Lender including, without limitation, a tenant estoppel and any documentation received under the Lease in connection with the completion and payment of the tenant improvement work; provided, further, that any Lease commencement letter executed by the relevant tenant in connection with the Lease shall be made for the benefit of both Borrower and Lender), which certificate shall certify both that the applicable tenant has taken possession of or accepted the space covered by the Lease and also that Borrower has paid (or from the requested disbursement will have sufficient funds and will immediately pay) all Qualifying Leasing Costs that are Borrower’s responsibility under or with respect to such tenant’s initial occupancy under such Lease, (v) if the requested disbursement is in connection with any work at or with respect to the Property which exceeds [$25,000] in the aggregate, lien waivers and other documentation of lawful and workmanlike progress or completion and lien-free status, all as may be reasonably requested by Lender, including, where applicable, copies of building permits and other required authorizations, inspection sign-offs, certificates of occupancy, and other regulatory acknowledgements of progress, completion, and compliance with applicable legal and regulatory requirements. Lien waivers may be conditioned on payment, in which case Lender may (but need not) disburse payment directly to the applicable contractor.

    (v)      Lender shall have completed such inspections (if any) as it deems appropriate under the circumstances, and the results of the same shall be satisfactory to Lender in its reasonable discretion.

    (vi)     Borrower shall provide such other evidence as may be requested reasonably by Lender that all conditions to Borrower’s entitlement to such disbursement shall have been satisfied.

    F.      Excess Cash Sub-Account.  Lender shall have the right to elect, in its sole discretion, to either hold such funds on deposit in the Excess Cash Sub-Account as additional Collateral or apply all or a portion of such funds to pay the outstanding principal balance of the Loan (together with any applicable prepayment fee).

Section 4.05  Reallocation Among Sub-Accounts, Obligations Not Excused.  At Lender’s option, funds in any Sub-Account may be reallocated to any other Sub-Account of a higher level of priority under Section 4.03 to the extent there are insufficient funds in such Sub-Account of a higher level of priority under Section 4.03. Borrower’s obligations hereunder and under the other Loan Documents shall not be excused by reason of (i) any such reallocation, or (ii) any failure of sufficient funds to be available for any reason from Rents, Receipts or otherwise. Lender shall have no responsibility to make additional funds available in the event that the funds on deposit are insufficient.

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ARTICLE V

INTENTIONALLY DELETED

ARTICLE VI

GENERAL PROVISIONS REGARDING RESERVES AND ACCOUNTS

Section 6.01  Intentionally deleted.

Section 6.02  Grant of Security Interest.  As additional security for the payment of all sums due under the Loan and the performance by Borrower of its obligations under this Agreement and the other Loan Documents, Borrower hereby pledges, assigns and grants to Lender a continuing perfected security interest in and to and a first lien upon all of Borrower’s right, title and interest in and to: (a) all Rents and Receipts, including all cash, accounts, documents, instruments and general intangibles evidencing or constituting the same or the right to receive the same or any proceeds of any of the foregoing, (b) the Clearing Account Agreement, the Cash Management Account Agreement and any funds in any form coming into the possession and control of the applicable banks pursuant thereto, (c) the Cash Management Account (including each Sub-Account) and the Clearing Account (said accounts shall be referred to as the “Accounts”) and all of the Borrower’s right, title and interest in and to all cash, property or rights transferred to or deposited into the Accounts from time to time by or on behalf of Borrower, (d) the Reserves, including all funds paid to or held by Lender for such purposes, (e) all earnings, investments and securities held in the Cash Management Account and the Clearing Account or otherwise held as Reserves, and (f) any and all proceeds of any and all of the foregoing (collectively, the “Collateral”). Borrower further agrees to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements and other instruments as Lender may reasonably require in order to perfect, effectuate, assure, convey, secure, assign and transfer unto Lender any of the rights granted hereunder. Borrower shall not further pledge, assign or grant a security interest in any Account or permit any other lien to attach thereto or any levy to be made thereon, or any UCC-1 Financing Statement (except those naming Lender as secured party) to be filed with respect thereto.

Section 6.03  Interest on Reserves, Accounts.  Except as otherwise provided herein, interest paid or other earnings on any Reserve or any Account shall be credited to the applicable Reserve or Account and, if in the Cash Management Account, shall be allocated to the Sub-Account which contained the funds with respect to which such interest was paid or other earnings earned. All such interest and earnings, once so allocated, shall be treated in the same manner as rents and other revenues of the Property. Borrower shall include all such interest and earnings as income of Borrower for federal and applicable state and local tax purposes. Borrower shall provide to Lender or the applicable depository, at any time on request by Lender or such depository, a Form W-8 or W-9 and any other documents or instruments reasonably requested pertaining to the attribution of such interest to Borrower. Borrower shall be entitled to interest on all Accounts other than the Impositions and Premiums Reserve Sub-Account. Anything to the contrary herein or elsewhere notwithstanding, during the existence of an Event of Default, Borrower shall not be entitled to any interest or income earned on any Account, and any such earnings need not be redeposited in any Account, nor on any other funds.

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Section 6.04  Additional Provisions.  No amounts paid for deposit into any Reserve or held in any Account shall be deemed to be trust funds. Lender is authorized to commingle any of the Reserves with each other, and to commingle funds in the Cash Management Account with any other funds held by Lender. Sums on deposit in the Accounts and Reserves shall not be invested except in Permitted Investments. Lender shall have no liability for (i) any failure to invest any funds or (ii) any loss in investments of funds. Any funds from the Cash Management Account which are held in such Permitted Investments shall be deemed held in the Cash Management Account for purposes of this Agreement. No such loss or failure to invest shall affect Borrower’s obligations to make all payments and deposits required to be made by Borrower under the Loan Documents. Lender shall not be responsible for obtaining any specific level or percentage of earnings on any funds. Lender’s receipt of any such earnings shall not in any manner be deemed on account of any monies owed to Lender under the Note or any other Secured Indebtedness.

Section 6.05  Costs and Expenses.  All fees and charges of the banks in which the Accounts are shall be paid by Borrower, and may be debited from the Accounts by the applicable banks or paid from such accounts in any order as directed by Lender.

Section 6.06  Eligible Accounts.    Borrower shall at all times comply with any request by Lender that the Clearing Account shall be an Eligible Account. “Eligible Account” shall mean a segregated account that is either: (a) maintained with a depository institution or trust company the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) have been rated by the Rating Agencies in one of their two highest rating categories or the short-term commercial paper of which is rated by the Rating Agencies in their highest rating category at the time of any deposit therein; (b) maintained with a federal or state chartered depository institution or trust company having aggregate deposits in an amount not less than $100,000,000 and otherwise acceptable to Lender; or (c) otherwise satisfactory to Lender in its sole discretion; provided, however, in each case, such account and the institution in which it is held shall be reasonably acceptable to Borrower. The title of each Eligible Account shall indicate that funds held therein are held in trust for the uses and purposes set forth herein.

Section 6.07  Cooperation.  Borrower shall at all times cooperate with Lender and comply with requests by Lender (including without limitation, execution and delivery of such documents and instruments as may be requested by Lender) to facilitate Lender’s administration of the Reserves and the Cash Management Account and the Sub-Accounts, and otherwise to assist Lender to receive the benefits contemplated hereunder.

ARTICLE VII

DEFAULTS, REMEDIES

Section 7.01  Defaults, Remedies Generally.    Upon the occurrence of any Event of Default, Lender may exercise any rights and remedies under this Agreement, under any of the Loan Documents, or under applicable law, including without limitation the following:

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    (i)      Lender shall have the right, in its sole and absolute discretion, to hold any funds in any of the Reserves and Accounts as additional security, or to apply any such funds to the obligations of Borrower under the Loan Documents in such order as Lender shall determine, or to apply all or any portion of the Reserves or Collateral Account funds otherwise as provided herein; and

    (ii)     Lender may exercise any rights and remedies under the Uniform Commercial Code of the states where the Property, the Borrower, or any Account are located.

Section 7.02  Suspension of Performance.  Upon the occurrence and during the continuance of any Event of Default, Lender may suspend all payments and performance hereunder.

Section 7.03  Certain Provisions Regarding UCC.

    A.      Lender is authorized to provide a copy of this Agreement to any depository institution at which any Account is deposited. Subject to the terms of this Agreement and the Clearing Account Agreement, Borrower hereby irrevocably authorizes such depositories to follow Lender’s instructions with regard to the Accounts, including without limitation instructions pertaining to investment, retention, and disbursement thereof.

    B.      Upon the occurrence of an Event of Default, Lender shall have the option to sell or otherwise dispose of the Accounts at any one or more public or private sales as permitted by applicable law. Borrower has been advised by and has relied upon counsel in connection with the execution and delivery of this Agreement and of all Loan Documents. Borrower agrees that if such notice is mailed, postage prepaid, to the Borrower not less than ten (10) days before the time of the sale or other disposition contemplated therein, such notice shall conclusively be deemed commercially reasonable and shall fully satisfy any requirement for giving of said notice. Lender shall not be obligated to make any sale of any Account regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Any person, including both the Borrower and Lender, shall be eligible to purchase any part or all of such Account at any such sale or disposition. Borrower agrees that the funds in the Accounts constitute a type of collateral customarily sold on a recognized market, and sales for cash or on credit or at public or private auction, are all agreed to be commercially reasonable.

Section 7.04  No Obligation to Apply in any Order.    Upon the occurrence of an Event of Default, nothing in this Agreement or the Deed of Trust shall obligate Lender to apply all or any portion of any Account on account of any default by Borrower or to repayment of the indebtedness secured by the Deed of Trust or in any specific order of priority.

Section 7.05  Remedies Cumulative.  Upon the occurrence of an Event of Default, none of the rights and remedies herein conferred upon or reserved to Lender under this Agreement or under any of the other Loan Documents shall be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as determined by Lender. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other

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provision. Lender shall not be limited exclusively to the rights and remedies provided for herein or elsewhere in the Loan Documents, but shall be entitled to every right and remedy now or hereafter afforded by law or in equity.

Section 7.06  Clearing Account Bank Rights and Remedies.  Notwithstanding anything in this Article VII to the contrary, Lender’s rights and remedies shall be subject to those of the Clearing Account Bank as set forth in the Clearing Account Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01  Attorney-In-Fact.  Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Lender may, without the obligation to do so, in Lender’s name or in the name of Borrower, during the existence of an Event of Default, execute and deliver any and all documents and instruments and perform any and all acts that are required of Borrower hereunder or that otherwise serve the purpose of providing to Lender the full benefit of this Agreement. Without limitation, during the existence of an Event of Default, Lender is hereby authorized to (i) give any notice of this Agreement and the security interest granted herein to any depository institution, (ii) exercise any rights of Borrower pertaining to any Account or any funds therein or any rents or other moneys for deposit therein, including the rights to endorse and deposit checks and drafts, to execute checks and drafts in the name of Borrower, and otherwise to direct the investment and payment all funds on deposit in any Account, and (iii) give notices to tenants. Notwithstanding the foregoing, Lender is hereby authorized to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Lender’s security interests and rights in or to the Accounts regardless of whether an Event of Default exists.

Section 8.02  Determinations by Lender.    In any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall (except as otherwise expressly provided herein) be made or exercised by Lender (or its designated representative) in its discretion, provided such consent or approval shall not be unreasonably withheld.

Section 8.03  Borrower’s Records.  Borrower shall furnish such financial statements, invoices, records, papers and documents relating to the Property as Lender may reasonably require from time to time to make the determinations permitted or required to be made by Lender under this Agreement.

Section 8.04  Fees and Expenses.    Borrower shall reimburse Lender upon demand all reasonable actual third-party fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with collecting, holding and disbursing the funds in the Accounts pursuant to this Agreement and in connection with all inspections made by Lender or Lender’s representatives in carrying out Lender’s responsibility to make certain determinations under this Agreement. Further, Borrower shall reimburse Lender on demand for

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all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in the enforcement of this Agreement.

Section 8.05  Intentionally deleted.

Section 8.06  Successors and Assigns Bound.    This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of and may be enforced by the Lender and its successors, transferees and assigns. Borrower shall not assign any of its rights and obligations under this Agreement without the prior written consent of Lender. Lender may assign some or all of its rights and obligations under this Agreement at any time without notice to or consent of Borrower.

Section 8.07  No Agency, Partnership, Mortgagee in Possession.  Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower. Lender shall have no obligations whatsoever concerning the Property as a consequence of this Agreement or any rights exercised hereunder. Without limitation of the foregoing, nothing herein and no exercise of any rights hereunder shall cause Lender to be a mortgagee in possession of the Property.

Section 8.08  Notices.    All notices hereunder shall be given in accordance with the Deed of Trust.

Section 8.09  Severability.  The invalidity, illegality, or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

Section 8.10  Headings, etc.    The table of contents, headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 8.11  Time of the Essence.  Time shall be of the essence in the performance of all obligations of Borrower hereunder.

Section 8.12  No Oral Change.    This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 8.13  Waiver of Counterclaim and Trial by Jury.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents. Each of Borrower and Lender waives trial by jury in any action or proceeding brought by either party hereto against the other or in any counterclaim Borrower may be permitted to assert hereunder or which may be asserted by Lender or its agents, against Borrower, or in any matters whatsoever arising out of or in any way connected with this Agreement or the Secured Indebtedness.

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Section 8.14  Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of California.

Section 8.15  Remedies of Borrower.  In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Deed of Trust or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.

Section 8.16  Borrower’s Obligations Absolute.  Except as expressly set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any taking of the Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Property or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Borrower, any general partner, member, or shareholder, or any guarantor or indemnitor, or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of Borrower or any such general partner, member, shareholder, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

Section 8.17  Continuing Obligations of Borrower and Others under Loan Documents.  Nothing in this Agreement and no exercise of any rights hereunder shall relieve Borrower or any indemnitor or guarantor of any obligation under the Loan Documents.

Section 8.18  Offsets, Counterclaims and Defenses.  Any assignee of the Deed of Trust, this Agreement, the Note or any other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Note, the Deed of Trust and such other Loan Documents which Borrower may otherwise have against any assignor of the Deed of Trust, this Agreement, the Note and such other Loan Documents and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon the Deed of Trust, this Agreement, the Note or any other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 8.19  No Release.  No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Borrower shall release any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, the Deed of Trust and the other Loan Documents are paid in full.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Agreement as of the day and year first above written.

Borrower:

KILROY REALTY 303, LLC, a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation,
Its General Partner

By:
Name:
Title:

By:
Name:
Title:

Exhibit:

Exhibit A: Rent Payment Direction Letter from Borrower to Tenants

Signature Page	303 SECOND STREET –
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EXHIBIT A

Form of Rent Payment Direction Letter

KILROY REALTY 303, LLC

c/o Kilroy Realty, L.P.

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

                    , 20

Certified Mail

Return Receipt Requested

[Name and Address of Tenant]

Re:	Lease of Space at 303 Second Street, San Francisco, CA 94107 (the “Property”)

Ladies and Gentlemen:

The undersigned (“Landlord”) is the owner of the Building and the landlord under your lease of space at the Property (your “Lease”).

This letter shall constitute notice to you that Landlord has granted a security interest in the Lease and all rents, additional rent and all other monetary obligations at any time owing by Tenant to Landlord thereunder in favor of METROPOLITAN LIFE INSURANCE COMPANY, as lender (“Lender”), to secure certain of Landlord’s obligations to Lender.

By this letter, you are hereby directed (1) to make all checks, in payment of rent and other sums due to the landlord under your Lease, payable to the order of “Kilroy Realty 303, LLC,” and (2) to pay all rent and other charges payable under your Lease, to the following address:

Exhibit A – Page 1	303 SECOND STREET –
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The foregoing direction is irrevocable, except with the written consent of Lender (or their successors or assigns), notwithstanding any future contrary request or direction from the undersigned or any other person (other than Lender (or their successors or assigns)). Thank you for your cooperation.

Very truly yours,

KILROY REALTY 303, LLC, a Delaware limited liability company

By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its Sole Member

	By:	Kilroy Realty Corporation,
a Maryland Corporation,
Its General Partner

By:
Name:
Title:

By:
Name:
Title:

Exhibit A – Page 1	303 SECOND STREET –
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